UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Isis Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ISIS PHARMACEUTICALS, INC.

2855 Gazelle Court

Carlsbad, CA 92010

NOTICE OF

2013 ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

Dear Stockholders,

I am pleased to invite you to Isis Pharmaceuticals, Inc.’s 2013 Annual Meeting of Stockholders.  We will host the meeting at our offices in Carlsbad, California on Tuesday, June 25, 2013, at 2:00 p.m. Pacific Time.  In addition to covering the formal items on the agenda, we will review the major developments of the past year and our plans for 2013, and answer your questions.

This booklet includes the agenda for this year’s Annual Meeting and the Proxy Statement.  The Proxy Statement explains the matters we will discuss in the meeting and provides additional information about us.

Your vote is very important.  Whether or not you plan to attend the meeting, please be sure to vote your shares as soon as possible to ensure your representation at the meeting.  We are distributing our Notice of Annual Meeting and Proxy Materials using the Notice and Access procedures established by the United States Securities and Exchange Commission.  As a result, you will receive in the mail a notice regarding the availability of proxy materials.  This notice is important because it contains a control number and instructions that will allow you to access our proxy materials and vote electronically through the Internet or request printed proxy materials so you may vote by telephone or mail.

If you are a stockholder of record (that is, if your stock is registered with us in your own name), you may also vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.  If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through Broadridge Financial Solutions, Inc. that also allows you to vote by telephone or through the Internet.  If so, the voting form your nominee sends you will provide telephone and Internet voting instructions.

If you plan to attend the meeting and prefer to vote in person, you may still do so even if you have already returned your proxy.  If you cannot attend, please note that we will make a webcast of the presentation available on the day of the meeting and for a limited time following the meeting at www.isispharm.com.(1)  In this document, the words “Isis,” “we,” “our” and “us” refer only to Isis Pharmaceuticals, Inc. and its subsidiaries and not any other person or entity.

PLEASE NOTE, HOWEVER, THAT IF A BROKER, BANK OR OTHER NOMINEE HOLDS YOUR SHARES OF RECORD AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE BROKER, BANK OR OTHER NOMINEE.

We look forward to seeing you at the meeting.

Sincerely,

B. Lynne Parshall
Secretary

(1)         Any information that is included on or linked to our website is not part of this Proxy Statement or any registration statement or report that incorporates this Proxy Statement by reference.

ISIS PHARMACEUTICALS, INC.

2855 Gazelle Court

Carlsbad, CA 92010

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, June 25, 2013

Time:	2:00 p.m., Pacific Time

Place:	Isis Pharmaceuticals, Inc.
2855 Gazelle Court
Carlsbad, CA 92010

Dear Stockholders,

At our 2013 Annual Meeting, we will ask you to:

•                  Proposal 1:     elect Stanley T. Crooke and Joseph Klein, III to serve as Directors for a three-year term;

•                  Proposal 2:     approve an amendment to the Isis Pharmaceuticals, Inc. 2011 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the 2011 Equity Incentive Plan by 3,500,000 to an aggregate of 5,500,000 shares.

•                  Proposal 3:     make an advisory vote on executive compensation;

•                  Proposal 4:     ratify the Audit Committee’s selection of Ernst & Young LLP as independent auditors for our 2013 fiscal year; and

•                  Transact any other business that may be properly presented at the Annual Meeting.

The foregoing items of business are more fully described in the enclosed Proxy Statement.

If you were an Isis stockholder of record at the close of business on April 26, 2013 you may vote at the Annual Meeting.

By order of the Board of Directors,

B. Lynne Parshall
Secretary

Carlsbad, California
April 26, 2013

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS INCLUDED IN THIS PROXY STATEMENT AND YOUR NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.  ALTERNATIVELY, YOU MAY REQUEST A WRITTEN PROXY STATEMENT, AND COMPLETE, DATE, SIGN AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.  IF YOU RECEIVE YOUR PROXY MATERIALS BY MAIL, WE WILL INCLUDE A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) FOR THAT PURPOSE.  EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.  PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE BROKER, BANK OR OTHER NOMINEE A PROXY ISSUED IN YOUR NAME.

ISIS PHARMACEUTICALS, INC.

2855 Gazelle Court

Carlsbad, CA 92010

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a Notice regarding the availability of proxy materials on the Internet?

Isis’ Board of Directors is soliciting your proxy to vote at the 2013 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting.  We are distributing our Notice of Annual Meeting and Proxy Materials (the “Notice”) using the Notice and Access procedures established by the United States Securities and Exchange Commission (the “SEC”).  As a result, you received in the mail the Notice regarding the availability of proxy materials.  This Notice is important because it contains a control number and instructions that will allow you to access our proxy materials and vote electronically through the Internet or request printed proxy materials so you may vote by telephone or mail.  Your vote is very important.  Whether or not you plan to attend the meeting, please be sure to vote your shares as soon as possible to ensure your representation at the meeting.

We intend to mail the Notice on or about May 9, 2013 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may choose to send you a proxy card, along with a second Notice, on or after May 19, 2013.

Where and when is the Annual Meeting and how do I attend?

We will hold the meeting on Tuesday, June 25, 2013, at 2:00 p.m. Pacific Time at our offices located at 2855 Gazelle Court, Carlsbad, California 92010.  You may find directions to the Annual Meeting at www.isispharm.com.(2)  We discuss below information on how to vote in person at the Annual Meeting.

If you cannot attend, please note that we will make a webcast of the presentation available on the day of the meeting and for a limited time following the meeting at www.isispharm.com.(2)

If you plan to attend the meeting and prefer to vote in person, you may still do so even if you have already returned your proxy.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 26, 2013 may vote at the Annual Meeting.  On this record date, there were 103,378,490 shares of common stock outstanding and entitled to vote.

Stockholder of Record:  Shares Registered in Your Name

If on April 26, 2013 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed under the section titled “How do I vote” below to ensure your vote is counted.

(2)         Any information that is included on or linked to our website is not part of this Proxy Statement or any registration statement or report that incorporates this Proxy Statement by reference.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 26, 2013 your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and that organization is forwarding the Notice to you.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you may direct your broker or other agent regarding how to vote the shares in your account.  If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that also allows you to vote by telephone or through the Internet.  If so, the voting form your nominee sends you will provide telephone and Internet instructions.  You are also invited to attend the Annual Meeting in person.

PLEASE NOTE, HOWEVER, THAT IF A BROKER, BANK OR OTHER NOMINEE HOLDS YOUR SHARES OF RECORD AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE BROKER, BANK OR OTHER NOMINEE.

What am I voting on?

There are four matters scheduled for a vote:

•                  Proposal 1:     elect Stanley T. Crooke and Joseph Klein, III to serve as Directors for a three-year term;

•                  Proposal 2:     approve an amendment to the Isis Pharmaceuticals, Inc. 2011 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the 2011 Equity Incentive Plan by 3,500,000 to an aggregate of 5,500,000 shares.

•                  Proposal 3:     make an advisory vote on executive compensation; and

•                  Proposal 4:     ratify the Audit Committee’s selection of Ernst & Young LLP as independent auditors for our 2013 fiscal year.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

How do I vote?

You may vote in one of the following ways:

•                  vote through the Internet by following the instructions included with your Notice of availability of proxy materials or proxy card;

•                  if you have received proxy materials electronically or by mail, you may vote by telephone by following the instructions included with your proxy card;

•                  complete, sign, date and return your proxy card in the postage paid envelope provided; or

•                  attend the 2013 Annual Meeting and vote in person.

The procedures for voting are fairly simple:

For Shares Registered in Your Name:

If you are a stockholder of record, you may go to www.proxyvote.com to vote your shares through the Internet.  The votes represented by your proxy will be displayed on the computer screen and you will be prompted to submit or revise your votes as desired.

To vote your shares by telephone, you must first request that we send proxy materials to you by following the instructions included in your Notice regarding availability of proxy materials.  Once you have received your proxy materials, you may vote using a touch-tone telephone by calling 1-800-690-6903 and following the recorded instructions.  Please have your proxy card available at the time you vote.

For Shares Registered in the Name of a Broker or Bank:

If your broker or bank holds your shares in “street name,” you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.  If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items.  Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which a broker may vote shares held in street name in the absence of your voting instructions.  The proposal to ratify Ernst & Young LLP as independent auditors is a discretionary item.  Proposals 1-3 regarding the election of Directors, approval of an amendment to our equity incentive plan, and the advisory vote regarding executive compensation are non-discretionary items.  If you do not give your broker instructions for a non-discretionary item, the inspector of elections will treat your shares as broker non-votes.

A number of brokers and banks are participating in a program provided by Broadridge which allows proxies to vote shares by means of the telephone and Internet.  If your shares are held in an account with a broker or bank participating in the Broadridge program, you may vote your shares by telephone or through the Internet by having the voting form in hand and calling the number or going to the website indicated on the form and following the instructions.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your proxyholder (one of the individuals named on your proxy card) will vote your shares as follows:

•                  “For” the election of the nominees for Directors named in the Proxy Statement;

•                  “For” the approval of the amendment to the 2011 Equity Incentive Plan;

•                  “For” the approval, on an advisory basis, of executive compensation; and

•                  “For” the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditors for our 2013 fiscal year.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

Our Board of Directors is soliciting your proxy to vote at the Annual Meeting.  We will bear the entire cost of soliciting proxies, including preparing, assembling, making available on the Internet and printing and mailing this Proxy Statement, the proxy card and any additional information furnished to stockholders.  We will furnish copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their name shares of our common stock beneficially owned by others to forward to such beneficial owners.  We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners.  Our Directors, officers or other employees may supplement original solicitation of proxies by telephone, electronic mail or personal solicitation.  We will not pay our Directors, officers or employees any additional compensation for soliciting proxies.  We have engaged Alliance Advisors LLC to render solicitation services, and will pay Alliance its customary fee, which we estimate to be about $13,000.  However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers or telephone companies.

What does it mean if I receive more than one Notice?

If you receive more than one Notice of availability of proxy materials or proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and date and return each separate proxy card or vote by telephone or through the Internet by following the instructions included with each Notice or proxy card to properly vote your shares.

Can I change my vote after submitting my proxy?

Yes.  Once you have submitted your proxy by mail, Internet or telephone, you may revoke it at any time before we exercise it at the Annual Meeting.  You may revoke your proxy by any one of the following four ways:

•                  you may mail another proxy marked with a later date;

•                  you may revoke it through the Internet;

•                  you may notify our Secretary in writing sent to 2855 Gazelle Court, Carlsbad, California 92010 that you wish to revoke your proxy before the Annual Meeting takes place; or

•                  you may vote in person at the Annual Meeting.  Attendance at the meeting will not, by itself, revoke a proxy.

When are stockholder proposals due for next year’s Annual Meeting?

If you have a proposal or Director nomination that you would like us to include in our Proxy Statement and form of proxy for, or to present at the 2014 Annual Meeting of Stockholders, you must send the proposal to us by no later than January 9, 2014.  Stockholders wishing to submit proposals or Director nominations that are not to be included in such Proxy Statement and form of proxy must do so no later than the close of business on February 25, 2014.  Stockholders should also review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and Director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present at the meeting if at least a majority of the outstanding shares are represented in person or by proxy.  We will count your shares towards the quorum only if you submit a valid proxy vote or vote at the meeting.  We will count abstentions and broker non-votes towards the quorum requirement.

If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How are votes counted?

Each share of our common stock that you own entitles you to one vote.  Your Notice of availability of proxy materials and proxy card indicates the number of shares of our common stock that you owned at the close of business on April 26, 2013.  The inspector of election will count votes for the meeting, and will separately count “For” and “Against” votes, abstentions and broker non-votes.  With respect to the election of Directors, stockholders do not affirmatively vote “Against” Directors.  Instead, if you do not want to elect a particular Director, you may simply withhold your “For” vote.  Except with respect to Proposal 1, election of directors, the inspector of election will count abstentions towards the vote total for each proposal and abstentions will have the same effect as “Against” votes.  Broker non-votes have no effect and the inspector of election will not count them towards the vote total for any proposal.  For Proposal 1, the inspector of election will not count abstentions and broker non-votes.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.”  If your broker holds your shares in “street name,” and you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items.  Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which a broker may vote shares held in street name in the absence of your voting instructions.  The proposal to ratify Ernst & Young LLP as independent auditors is a discretionary item.  Proposals 1-3 regarding the election of a Director, approval of the amendment to our equity incentive plan, and the advisory vote regarding executive compensation are non-discretionary items.  If you do not give your broker instructions for a non-discretionary item, the inspector of elections will treat your shares as broker non-votes.

How many votes are needed to approve each proposal?

•                  For the election of Directors in an uncontested election, a Director nominee must receive a majority of the votes cast in person or by proxy in the election such that the number of shares voted “For” the nominee must exceed 50% of the votes cast with respect to that Director.  Only “For” and “Withhold” votes will affect the outcome.  Abstentions and broker non-votes will have no effect;

•                  To be approved, Proposal 2 regarding the amendment of the Isis Pharmaceuticals, Inc. 2011 Equity Incentive Plan must receive “For” votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote.  If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect;

•                  We will consider Proposal 3 regarding advisory approval of the compensation of our executive officers, to be approved if it receives “For” votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect; and

•                  To be approved, Proposal 4, ratification of the selection of Ernst & Young LLP as our independent auditors for our 2013 fiscal year, must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting.  In addition, we will publish final voting results in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after we know the final results, file an additional Form 8-K to publish final results.

How can I elect to receive materials for future Annual Meetings electronically?

We are pleased to offer to our stockholders the benefits and convenience of electronic delivery of Annual Meeting materials, including:

•                  delivering the Proxy Statement, Annual Report and related materials by email to our stockholders;

•                  stockholder voting online;

•                  helping the environment by decreasing the use of paper documents;

•                  reducing the amount of bulky documents stockholders receive; and

•                  reducing our printing and mailing costs associated with more traditional delivery methods.

We encourage you to conserve natural resources and to reduce printing and mailing costs by signing up for electronic delivery of our stockholder communications after you place your current vote at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Information about our Board of Directors

The Board is divided into three classes.  Presently, the Board has six members with one class consisting of three Directors, one class consisting of two Directors and one class consisting of one Director.  Each class serves a three-year term and we hold elections each year at the Annual Meeting to elect the Directors whose terms are expiring.

In addition, the Board may elect a new Director to fill any vacant spot, including a vacancy caused by an increase in the size of the Board.  However, the Board believes it is important for our stockholders to ratify any member of the Board who the Board appoints.  As a result, whenever the Board appoints a new member, the Board will submit such new member’s directorship for approval at the next regularly scheduled Annual Meeting of Stockholders.  If the stockholders elect the Board member, he or she will serve the remaining term of the class of Directors to which he or she was elected.

The Board represents the interests of our stockholders by overseeing the Chief Executive Officer and other members of senior management in our operation.  The Board’s goal is to optimize long-term value by providing guidance and strategic oversight to Isis’ management on our stockholders’ behalf.

Ongoing Director Search

We are currently conducting a Director search in the exercise of due care for at least one new candidate as soon as practicable.  This new Director will not only satisfy the independence requirements under the NASDAQ listing requirements, but will have no material connection to our Company (that is, no material financial, personal, business or other relationship that a reasonable person could conclude could potentially influence boardroom objectivity) prior to being appointed to the Board.  We commit to having this new Director in place within no more than six months after the Annual Meeting.

Information about the 2013 Elections

The Board has nominated two Directors for election at the 2013 Annual Meeting.  Each of the nominees currently serves as one of our Directors.  Dr. Crooke and Mr. Klein have served as a Director since January 1989 and December 2005, respectively, and have been re-elected by our stockholders each successive term.  In addition, Dr. Crooke has served as Chairman of the Board since February 1991.  If re-elected, Dr. Crooke and Mr. Klein will serve until the 2016 Annual Meeting or, in each case, until his successor is elected and has qualified, or until his death, resignation or removal.

On December 13, 2011, the Board of Directors, upon recommendation of the Nominating, Governance and Review Committee, adopted our Amended and Restated Bylaws to, among other things, adopt a majority vote standard for the election of directors in uncontested elections.  The new majority vote standard provides that to be elected, in an uncontested election, a director nominee must receive a majority of the votes cast in the election such that the number of shares voted “for” the nominee must exceed 50% of the votes cast with respect to that Director.  The number of votes cast with respect to a Director’s election excludes abstentions and broker non-votes with respect to that Director’s election.  In contested elections where the number of nominees exceeds the number of Directors to be elected, the vote standard will be a plurality of the shares present in person or by proxy and entitled to vote.

If a nominee who already serves as a Director is not elected, and no successor is elected, the Director will offer to tender his or her resignation to the Board of Directors. The Nominating, Governance and Review Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether to take other action. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The Director who tenders his or her resignation will not participate in the recommendation of the Nominating, Governance and Review Committee or in the Board’s decision. If a nominee’s failure to be elected at the Annual Meeting results in a vacancy on the Board, then the Board can fill the vacancy.

The Nominating, Governance and Review Committee delivered its report to the Board on February 12, 2013.  Following that report, the Board determined it would be in the best interests of Isis and its stockholders to nominate Dr. Crooke and Mr. Klein as Directors to be elected at the Annual Meeting.  We provide below a short biography for Dr. Crooke and Mr. Klein and for each Director whose term of office will continue after the Annual Meeting.  Dr. Crooke and Mr. Klein have agreed to serve if elected, and we have no reason to believe that they cannot serve.  However, if Dr. Crooke and Mr. Klein cannot serve, we may vote your proxy for another nominee proposed by the Board, or the Board may reduce the number of authorized Directors.

Biography of the Nominees for Election for a Three-year Term Expiring at the 2016 Annual Meeting

Stanley T. Crooke, M.D., Ph.D., age 68, is a founder of Isis and has been Chief Executive Officer and a Director since January 1989.  He was elected Chairman of the Board in February 1991.  Prior to founding Isis, from 1980 until January 1989, Dr. Crooke worked for SmithKline Beckman Corporation, a pharmaceutical company, where his titles included President of Research and Development of SmithKline and French Laboratories.

The Board believes Dr. Crooke is uniquely suited to serve on the Board primarily because as the Chief Executive Officer and founder of Isis he has dedicated nearly 25 years to the discovery and development of antisense, our technology platform.  He is the named inventor on some of the key patents in the field of RNA-targeted therapeutics, and has over 30 years of drug discovery and development experience.

Joseph Klein, III, age 52, has served as a Director of Isis since December 2005.  Mr. Klein is currently Managing Director of Gauss Capital Advisors, LLC, a financial consulting and investment advisory firm focused on biopharmaceuticals, which he founded in March 1998.  From September 2003 to December 2008, Mr. Klein also served as a Venture Partner of Red Abbey Venture Partners, L.P., a life science private equity fund.  From September 2001 to September 2002, Mr. Klein was a Venture Partner of MPM Capital, a healthcare venture capital firm.  From June 1999 to September 2000 when it merged with WebMD Corporation, Mr. Klein served as Vice President, Strategy, for Medical Manager Corporation, a leading developer of physician office management information systems.  For over nine years from 1989 to 1998, Mr. Klein was a health care investment analyst at T. Rowe Price Associates, Inc., where he was the founding portfolio manager of the T. Rowe Price Health Sciences Fund, Inc.  Mr. Klein serves on the board of directors of The Prospector Funds, Inc., an SEC Registered Investment Company that manages two no-load mutual funds.  Mr. Klein also serves on the boards of private and non-profit entities.  Within the last five years, Mr. Klein formerly served on the board of directors of five publicly held biotechnology companies:  BioMarin Pharmaceutical Inc., NPS Pharmaceuticals, Inc., OSI Pharmaceuticals, Inc., PDL BioPharma, Inc. and Savient Pharmaceuticals, Inc.

The Board believes that Mr. Klein is uniquely suited to serve on the Board and the Audit Committee because he is a Chartered Financial Analyst, and because he has extensive public company, venture investment, board, and financial advisory expertise in the life sciences industry.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES.

Biographies of Directors Whose Terms Expire at the 2014 Annual Meeting

Spencer R. Berthelsen, M.D., age 61, has served as a Director of Isis since May 2002.  Since 1980, he has practiced Internal Medicine with the Kelsey Seybold Clinic, a 370 physician medical group based in the Texas Medical Center in Houston.  Dr. Berthelsen has served in various senior leadership positions at Kelsey Seybold, including Chairman of the Department of Internal Medicine, Medical Director and Managing Director.  He has been Chairman of their Board of Directors since October 2001.  He has served as a Clinical Professor of Medicine at Baylor College of Medicine and the University of Texas Health Science Center of Houston.  Dr. Berthelsen has served on the board of the Texas Academy of Internal Medicine in the past and the Caremark National Pharmacy and Therapeutics Committee from 1999 through 2005.

The Board believes Dr. Berthelsen is uniquely suited to serve on the Board because of his current position managing a large multispecialty group practice and 32 years of experience as a practicing physician.

B. Lynne Parshall, age 58, has served as a Director of Isis since September 2000.  She has been our Chief Operating Officer since December 2007 and previously served as our Chief Financial Officer from June 1994 through December 31, 2012.  She also serves as our Corporate Secretary, and has served with the Company in various executive roles since November 1991.  Prior to joining Isis, Ms. Parshall practiced law at Cooley LLP, outside counsel to Isis, where she was a partner from 1986 to 1991.  Ms. Parshall is a member of the American, California and San Diego bar associations.  Ms. Parshall serves on the board of directors of Regulus Therapeutics, Inc. and Cytokinetcs Inc., two biopharmaceutical companies.  Within the last five years, Ms. Parshall formerly served as a Director of CardioDynamics International Corporation and Corautus Genetics Inc., both biopharmaceutical companies.

The Board believes Ms. Parshall is uniquely suited to serve on the Board primarily because, as the Chief Operating Officer and an executive of the Company for nearly 20 years, she has valuable Company-specific experience and expertise.  In addition, Ms. Parshall has over 25 years of experience structuring and negotiating strategic licensing and financing transactions in the life sciences field.

Joseph H. Wender, age 68, has served as a Director of Isis since January 1994.  Mr. Wender began with Goldman, Sachs & Co. in 1971 and became a General Partner of that firm in 1982, where he headed the Financial Institutions Group for over a decade.  Since January 2008, he has been a Senior Consultant to Goldman Sachs & Co.  He is also an Independent Trustee of the Schwab Family of Funds and Director of Grandpoint Capital, a bank holding company.

The Board believes Mr. Wender is uniquely suited to serve on the Board primarily because, with over 35 years of experience as an investment banker with Goldman, Sachs & Co., he provides Isis important advice regarding our financial reporting, corporate finance matters, strategic transactions, and compensation matters.  Mr. Wender is also highly qualified to serve on the Audit Committee.

Biographies of Directors Whose Terms Expire at the 2015 Annual Meeting

Frederick T. Muto, age 59, has served as a Director of Isis since March 2001.  Mr. Muto joined the law firm of Cooley LLP, outside counsel to Isis, in 1980 and became a partner in 1986.  He is Chair of the firm’s Business Department and a founding partner of Cooley LLP’s San Diego office.

The Board believes Mr. Muto is uniquely suited to serve on the Board primarily because, with over 30 years experience at one of the country’s leading law firms focused on life sciences and technology companies, he provides us important advice regarding our strategic transactions, corporate governance and compensation matters.

Independence of the Board of Directors

As required under The NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the company’s Nominating, Governance and Review Committee of the Board of Directors.  Our Nominating, Governance and Review Committee consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable NASDAQ listing standards and applicable SEC rules and regulations, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each Director, or any of his or her family members, and Isis, its senior management and its independent auditors, the Board affirmatively has determined that all of our Directors are independent Directors within the meaning of the applicable NASDAQ listing standards and SEC rules and regulations, except for Dr. Crooke and Ms. Parshall, our Chief Executive Officer and Chief Operating Officer, respectively.  In making this determination, the Board found that none of these Directors or nominees for Director has a material or other disqualifying relationship with us.  With respect to Mr. Muto who is a partner of Cooley LLP, our outside legal counsel, he is independent for purposes other than serving on the Audit Committee or Compensation Committee, of which he is not a member.

Information Regarding the Board of Directors and its Committees

Leadership Structure

Our Chief Executive Officer is the Chairman of the Board.  The Board believes that Isis’ CEO is best situated to serve as Chairman because he has served as CEO since Isis was formed over 24 years ago and he is the Director most familiar with our science, business and industry.  Because of that experience, he is the Director most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  Independent Directors and management have different perspectives and roles in strategy development.  Our independent Directors bring experience, oversight and expertise from outside Isis and industry, while the CEO brings Company-specific experience and expertise.  The Board believes that the combined role of Chairman and CEO promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for executing the established strategy.  As part of each Board meeting, our independent Directors meet in executive session without the presence of our employee Directors.  We do not formally have a single “lead independent director.”  Instead the Chairpersons of the Audit Committee, the Compensation Committee, and the Nominating, Governance and Review Committee on a rotating basis preside over the executive sessions.  This rotating approach provides added balance to the process, thereby ensuring healthy discussion since the same individual does not continuously lead each executive session.  In addition, Mr. Wender (chairman of the Audit Committee) and Mr. Muto (independent Board member) are part of the committee that sets the agenda for each Board meeting.  The Board believes the combined role of Chairman and CEO, together with the executive sessions and agenda setting described above, is in the best interest of stockholders because it provides the appropriate balance between developing strategy and independently overseeing management.

Risk Oversight

Our Board administers its risk oversight function directly and through both its Audit Committee and its Nominating, Governance and Review Committee.  The Audit Committee oversees management of financial risks and related party transactions.  The Nominating, Governance and Review Committee manages risks associated with the independence of the Board and potential conflicts of interests at the Board level, and periodically reviews our policies and procedures, and makes recommendations when appropriate.  We provide a complete description of each committee and its respective roles and responsibilities on pages 11 through 14 of this Proxy Statement.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, these committees regularly inform the entire Board about such risks through committee reports.

In addition to the formal compliance program, the Board, the Audit Committee and the Nominating, Governance and Review Committee encourage management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations.  Our risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for Isis.  As a result, the Board, the Audit Committee, and the Nominating, Governance and Review Committee periodically ask our executives to discuss the most likely sources of material future risks and how we are addressing any significant potential vulnerability.

Board Committees

The Board has three committees:  an Audit Committee, a Compensation Committee, and a Nominating, Governance and Review Committee.  Below is a description of each committee of our Board.  Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.  The Board has determined that each member of each committee:

•                  meets the applicable rules and regulations regarding “independence,” including, but not limited to, Rule 5605(a)(2) of the NASDAQ listing standards and applicable SEC rules and regulations;

•                  is not an officer or employee of Isis; and

•                  is free of any relationship that would interfere with his individual exercise of independent judgment with regard to Isis.

Meetings and Attendance; Committee Members

The Board met four times in 2012.  During 2012, all Directors attended 100% of the meetings of the Board.  In addition, all Directors attended 100% of the meetings of the Board committees on which they served.  We encourage each member of the Board to attend the Annual Meeting of Stockholders.

Board Committee Members

The table below provides membership and meeting information for fiscal 2012 for each of the Board committees and identifies our current Board and Committee members.

Name	Audit	Compensation	Nominating, Governance and Review	Attended 2012 Annual Meeting

Dr. Spencer R. Berthelsen	X	X*	X*	X
Dr. Stanley T. Crooke	—	—	—	X
Mr. Joseph Klein	X	—	—	X
Mr. Frederick T. Muto(1)	—	—	—	X
Ms. B. Lynne Parshall	—	—	—	X
Dr. John C. Reed(2)	—	X	X	X
Mr. Joseph H. Wender	X*	X	—(2)	—
Total meetings in fiscal year 2012	4(3)	4(4)	2

*                 Committee Chairperson

(1)         Mr. Muto serves as counsel to the Nominating, Governance and Review Committee.

(2)         Dr. Reed served as a Director and as a member of our Nominating, Governance and Review Committee, and the Compensation Committee in 2012.  On February 12, 2013, Dr. Reed resigned as a member of the Board of Directors due to his commitments as Head of Roche Pharma Research and Early Development and as a member of Roche’s Corporate Executive Committee.  Mr. Joseph H. Wender replaced Dr. Reed as a member of the Nominating, Governance and Review Committee.

(3)         The Audit Committee also acted by written consent one time.

(4)         The Compensation Committee also acted by written consent 11 times.  Our Compensation Committee acts by unanimous written consent each month to confirm stock options and RSUs granted in connection with new hires and promotions.

Audit Committee

The Audit Committee of the Board oversees our corporate accounting and financial reporting process.  For this purpose, the Audit Committee performs several functions.

The Audit Committee:

•                  reviews the annual and quarterly financial statements and oversees the annual and quarterly financial reporting processes, including a session with the auditors in which Isis’ employees and management are not present;

•                  selects and hires our independent auditors;

•                  oversees the independence of our independent auditors;

•                  evaluates our independent auditors’ performance; and

•                  has the authority to hire its own outside consultants and advisors, if necessary.

In addition to the responsibilities listed above, the Audit Committee has the following functions:

•                  reviewing our annual budget with management and, if acceptable, recommending the budget to the Board for approval;

•                  setting and approving changes to our investment policy;

•                  receiving and considering our independent auditors’ comments as to internal controls, adequacy of staff and management performance and procedures in connection with internal controls;

•                  reviewing and, if appropriate, approving related party transactions;

•                  establishing and enforcing procedures for the receipt, retention and treatment of complaints regarding accounting or auditing improprieties; and

•                  pre-approving all audit and non-audit services provided by our independent auditors that are not prohibited by law.

Our Audit Committee charter requires that each member must be independent.  We consider the members to be independent as long as they:

•                  do not accept any consulting, advisory or other compensatory fee from us, except in connection with their service as a Director;

•                  are not an affiliate of Isis or one of its subsidiaries; and

•                  meet all of the other NASDAQ independence requirements.

In addition, all Audit Committee members must be financially literate and at least one member must be a “financial expert,” as defined by SEC regulations.  Our Board has determined that the Audit Committee’s financial expert is Mr. Wender based on, among other things, his over 35 years of experience as an investment banker with Goldman, Sachs & Co.  We provide the Audit Committee with the funding it needs to perform its duties.

In 2012, the Audit Committee met four times and acted by unanimous written consent once.  You can find the Audit Committee charter on our corporate website at www.isispharm.com.(3)  Each member meets the membership criteria set forth in the Audit Committee charter and as stated above.

(3)         Any information that is included on or linked to our website is not part of this Proxy Statement or any registration statement or report that incorporates this Proxy Statement by reference.

Compensation Committee

The primary function of the Compensation Committee of the Board is to review, modify (as needed) and approve our overall compensation strategy and policies and approve the compensation and other terms of employment of our executive officers, including our Chief Executive Officer.  We include a full list of the Compensation Committee’s responsibilities as part of the Compensation Discussion and Analysis (“CD&A”) set forth on pages 39 through 59 of this Proxy Statement.  The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties.  In particular, the Compensation Committee has the sole authority to retain independent compensation consultants to assist in its evaluation of executive and Director compensation, including the authority to approve the consultants’ reasonable fees and other retention terms.

We also have a Non-Management Stock Option Committee that, as delegated by the Compensation Committee, may award stock options and restricted stock unit awards to employees who are below director level in accordance with guidelines adopted by the Compensation Committee.  The Non-Management Stock Option Committee has one member, Dr. Crooke.

The Compensation Committee met four times in 2012 and acted by unanimous written consent 11 times.  You can find our Compensation Committee charter on our corporate website at www.isispharm.com.(3)

The Compensation Committee reviews with management Isis’ CD&A to consider whether to recommend that we include the CD&A in our Proxy Statements and other filings.

Compensation Committee Interlocks and Insider Participation

As noted above, during the fiscal year ended December 31, 2012, our Compensation Committee was composed of Drs. Berthelsen and Reed, and Mr. Wender.  Since February 12, 2013, our Compensation Committee is composed of Dr. Berthelsen and Mr. Wender.  None of the members of the Compensation Committee has ever been an employee or officer of Isis.  None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating, Governance and Review Committee

Role and Responsibilities

The Nominating, Governance and Review Committee of the Board of Directors is responsible for:

•                  interviewing, evaluating, nominating and recommending individuals for membership on our Board, and as part of this process, the Nominating, Governance and Review Committee will consider nominees recommended by our stockholders;

•                  on an annual basis, reviewing the performance of the Board and its committees, including evaluating the Board’s ability to function as a group and the integrity, independence and competency of the individual Board members;

•                  periodically reviewing our policies and procedures and recommending appropriate changes, if any;

•                  annually reviewing and assessing the adequacy of our corporate governance guidelines and recommending any proposed changes to the Board for approval; and

•                  performing such other functions as may be necessary or convenient for the efficient discharge of the foregoing.

The Nominating, Governance and Review Committee met twice during 2012.  You can find our Nominating, Governance and Review Committee charter on our corporate website at www.isispharm.com.(4)

Director Nominations - Quality Standards

The Nominating, Governance and Review Committee believes that candidates for Director should have certain minimum qualifications.  As a result, the Board adopted membership standards and believes that the Board members should meet the minimum membership requirements listed below.

The minimum membership requirements are as follows:

•                  members must be able to read and understand basic financial statements;

•                  members must demonstrate high personal integrity and ethics;

•                  members cannot serve as a director on the board of more than seven other publicly traded companies;

•                  members cannot serve more than ten consecutive terms on the Board; and

•                  members cannot run for re-election or serve on the Board once they have reached the age of 80.

In addition to these minimum standards, the Nominating, Governance and Review Committee will consider such factors as:

•                  possessing relevant expertise to offer advice and guidance to management;

•                  having sufficient time to devote to Isis’ affairs;

•                  demonstrating excellence in his or her field;

•                  having sound business judgment; and

•                  having commitment to rigorously represent the long-term interests of our stockholders.

Director Nominations - Diversity Discussion

In considering Director nominations, the Nominating, Governance and Review Committee evaluates and considers the total mix of competencies represented on the Board as a whole, as well as the competencies each member, or nominee brings to the Board.  In general, the constitution of the Board is diversified across three large categories: (1) investment banking, financial accounting and corporate governance experience; (2) medical and scientific expertise; and (3) employee versus non-employee directors.  By selecting individuals who have investment banking, financial accounting and corporate governance backgrounds, we gain valuable experience that ensures we are managing our financial resources appropriately, reporting our financial results fairly and accurately, and generally running our business consistent with current good corporate practices.  As a cutting edge drug discovery and development company, we also greatly benefit from Board members who themselves are scientists and medical doctors.  This way we can set and adjust our strategy and objectives based on the results we generate from our research and development efforts.  In different ways, these first two categories allow us to effectively manage our cash and make prudent investments in our technology to achieve the greatest likelihood of success.  As a general rule, we try to evenly balance the Board members across these first two categories.

Regarding the third category, a mix of employee and non-employee directors offers different perspectives for the Board to consider when making decisions.  Employee directors can provide the Board valuable insight regarding our day-to-day operations, which can help the Board make important management and compensation decisions.  Non-employee directors can compare the opportunities and challenges presented to Isis against the facts and circumstances these Directors are experiencing outside Isis.  As a rule, we have a significantly higher number of non-employee directors vs. employee directors.  Finally, we do not discriminate against nominees on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis prohibited by applicable law.

(4)   Any information that is included on or linked to our website is not part of this Proxy Statement or any registration statement or report that incorporates this Proxy Statement by reference.

Director Nominations - Process

The Nominating, Governance and Review Committee will consider Director candidates our stockholders recommend.  The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not a stockholder recommended the candidate.

The Committee reviews new candidates for Director in the context of the Board’s composition, our operating requirements and our stockholders’ long-term interests.  In conducting this assessment, the Committee considers diversity, maturity, skills, the minimum membership requirements discussed above, and such other factors as it deems appropriate given the current needs of the Board and Isis, to maintain a balance of knowledge, experience and capability.  In the case of incumbent Directors whose terms of office are set to expire, the Nominating, Governance and Review Committee reviews such Directors’ overall service to Isis during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such Directors’ independence.  The Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a paid professional search firm.  The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.

The Committee meets to discuss and consider the candidates’ qualifications and determines whether each candidate is independent, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  Finally, the Committee then selects a nominee for recommendation to the Board by majority vote.  To date, the Nominating, Governance and Review Committee has not paid a fee to any third party to assist in the process of identifying or evaluating Director candidates.

Stockholder Recommendations for Directors

Stockholders who wish to recommend individuals for consideration by the Nominating, Governance and Review Committee to become nominees for election to the Board to include in our Proxy Statement for our 2014 Annual Meeting of stockholders may do so by delivering a written recommendation to the Secretary of Isis at the following address: 2855 Gazelle Court, Carlsbad, CA 92010, by January 9, 2014.  Submissions must include:

•                  the name, age, business address and residence address of the nominee;

•                  the principal occupation or employment of the nominee;

•                  the stock ownership in Isis of the nominee;

•                  the stock ownership in Isis of the stockholder making the nomination, including any trading in derivative securities that may disguise ownership occurring within the last 12 months;

•                  the information relating to the nominee that is required to be disclosed in solicitations of proxies under applicable securities laws;

•                  the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected;

•                  other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the proposed nominee; and

•                  any voting commitments the nominee has to third parties.

In addition, the nominee will need to complete a written questionnaire regarding the background and qualifications of the nominee, and the background of any other person or entity on whose behalf the nomination is being made.  The nominee must also agree to comply with all of our applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.  The description of the requirements for Director nomination set forth above is qualified in its entirety by reference to our full and complete Amended and Restated Bylaws, which is an exhibit to our Current Report on Form 8-K filed with the SEC on December 14, 2011 a copy of which is available by contacting our Corporate Secretary.  To date, the Board has not received or rejected a timely Director nominee for election at the upcoming stockholder meeting from a stockholder or stockholders holding more than 5% of our voting stock.

Stockholder Communications with the Board of Directors

We make every effort to ensure that our Board or individual Directors, as applicable, hear the views of stockholders, and provide appropriate responses to stockholders in a timely manner.  Stockholders who wish to communicate with the Board, or individual Directors, may do so by sending written communications addressed to the Secretary of Isis at 2855 Gazelle Court, Carlsbad, CA 92010.  If you wish to communicate with the independent Directors about your concerns or issues, you may address correspondence to a particular Director or to the independent Directors generally.  If you do not name a particular Director, depending on the subject matter, we will forward the letter to the Chair of the Audit, Compensation, or Nominating, Governance and Review Committee.  One or more of our employees designated by the Board will review these communications and will determine whether to present the materials to the Board.  The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications, such as advertisements, commercial solicitations and hostile communications.  All communications directed to the Audit Committee in accordance with our Code of Ethics policy that relates to questionable accounting or auditing matters involving Isis will be promptly and directly forwarded to the Audit Committee.  Other than the processes described above, our Board has not adopted a formal written process for stockholder communications with the Board.  We believe our Board’s responsiveness to stockholder communications has been excellent.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics that applies to all officers, Directors and employees.  We have posted our Code of Ethics on our website.  If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code of Ethics to any executive officer or Director, we will promptly disclose the nature of the amendment or waiver on our website at www.isispharm.com.(5)

Corporate Governance Guidelines

In 2003, the Board of Directors documented the governance practices we follow by adopting corporate governance guidelines to ensure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management.  The guidelines are also intended to align our Directors’ and management’s interests with those of our stockholders.  The corporate governance guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning Board committees and compensation, “clawbacks” of executive compensation, and share retention guidelines for our executive officers and Directors.  The Board adopted the corporate governance guidelines to, among other things, reflect changes to the NASDAQ listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002.  You may view our corporate governance guidelines, as well as the charters for each committee of the Board, at www.isispharm.com.(5)

(5) Any information that is included on or linked to our website is not part of this Proxy Statement or any registration statement or report that incorporates this Proxy Statement by reference.

PROPOSAL 2

AMENDMENT OF THE 2011 EQUITY INCENTIVE PLAN TO INCREASE SHARES

In March 2011, the Compensation Committee of the Board, and the Board, adopted the Isis Pharmaceuticals, Inc. 2011 Equity Incentive Plan (the “2011 Plan”) and the stockholders approved the 2011 Plan on June 16, 2011.  In this Proposal 2, we are requesting stockholders to approve an amendment to the 2011 Plan to increase the aggregate number of shares of common stock authorized for issuance under the 2011 Plan by 3,500,000 to an aggregate of 5,500,000 shares

Our management, Board and Compensation Committee believe that stock options and restricted stock units (“RSUs”) are a key aspect of our ability to attract and retain qualified personnel in the face of intense competition for experienced scientists and other personnel among many pharmaceutical and health care companies.  The Board, upon the recommendation of the Compensation Committee, has approved an increase in the aggregate number of shares of common stock authorized for issuance under the 2011 Plan by 3,500,000, to an aggregate of 5,500,000 shares, in order to ensure that for a period of at least three years, based on our current business plans, we can continue to grant stock options and RSUs to employees and consultants at appropriate levels as determined by the Compensation Committee.  If the stockholders do not approve Proposal 2, and as a consequence, we cannot continue to grant options and RSUs at competitive levels, we believe that it will negatively affect our ability to meet our needs for highly qualified personnel and our ability to manage future growth.  Without these additional shares, management expects that the current shares available for grant under the 2011 Plan will not be sufficient to maintain our stock award practices for new employees or for promotions or merit awards for current employees after January 2014.

Subject to stockholder approval of this Proposal 2, a total of 5,500,000 shares are reserved for issuance under the 2011 Plan.  As of March 31, 2013, no options were granted and outstanding, no options were vested and exercisable, and no options had been exercised, 383,765 RSUs were outstanding and 38,377 shares had been issued upon the vesting of RSUs under the 2011 Plan.  If our stockholders do not approve this Proposal 2, as of March 31, 2013 there would only be 1,577,858 shares available for future grants under the 2011 Plan.

As of March 31, 2013, there were 20,000,000 shares reserved for issuance under the Isis Pharmaceuticals, Inc. 1989 Stock Option Plan (the “89 Plan”).  As of March 31, 2013, a total of 321,295 shares were available for future grants under the 89 Plan, a total of 8,739,799 options were granted and outstanding, of which 4,829,078 were vested and exercisable, and options to purchase an aggregate of 10,938,906 shares had been exercised.

The main reason we adopted the 2011 Plan was so that we could begin granting a combination of stock options and RSUs as part of our overall compensation strategy.  We believe providing our employees a combination of stock options and RSUs will have the following benefits:

•                  allow us to retain the highest quality employees while motivating all employees to achieve key drivers of stock value;

•                  issue fewer shares, thereby reducing dilution;

•                  better align employee and stockholder interests; and

•                  encourage long term holding by executive employees because stock settlement for RSUs does not require a same-day-sale.

The 2011 Plan also allows us to utilize a broad array of equity incentives and performance cash incentives to secure and retain the services of our employees, consultants and Directors, and to provide long term incentives that align the interests of our employees, consultants and Directors with the interests of our stockholders.

Required Vote and Board of Directors Recommendation

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting.  Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes.  Broker non-votes will have no effect on the outcome of the vote.

Our Board believes that approval of Proposal 2 is in our best interests, and the best interests of our stockholders for the reasons stated above.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE ISIS PHARMACEUTICALS, INC. 2011 EQUITY INCENTIVE PLAN.

DESCRIPTION OF THE ISIS PHARMACEUTICALS, INC. 2011 EQUITY INCENTIVE PLAN

Below is a high-level summary of the terms of the 2011 Plan. This summary is qualified in its entirety by reference to the complete text of the 2011 Plan.  We encourage our stockholders to read the actual text of the 2011 Plan in its entirety, a copy of which we filed with this Proxy Statement.

The 2011 Plan:

•                  is administered by our Compensation Committee, which is composed entirely of independent Directors;

•                  has a term ending on June 15, 2021;

•                  prohibits the repricing of any option or stock appreciation rights (SARs) outstanding under the 2011 Plan, or “cashing-out” underwater awards unless approved by our stockholders;

•                  is limited to the granting of stock options, SARs, restricted stock awards, RSUs, performance stock awards, and performance cash awards;

•                  requires that each newly granted option and SAR not become fully vested until a date at least two years after the date of grant, except in the case of death, disability, retirement, or change of control;

•                  requires that nearly all newly granted restricted stock awards and RSUs granted to employees that vest on the basis of continuous service not become fully vested until a date at least three years after the date of grant, except in the case of death, disability, retirement or change of control;

•                  requires that nearly all newly granted restricted stock awards and RSUs granted to employees that vest on the basis of performance goals not become fully vested until a date at least one year after the date of grant, except in the case of death, disability, retirement or change of control;

•                  limits our ability to accelerate vesting only in case of death, disability, retirement or change of control; and

•                  requires all options and SARs outstanding under the 2011 Plan to have an exercise or strike price of not less than 100% of the fair market value of our common stock on the date of grant.

Purpose

The main purpose of the 2011 Plan was to allow us to give our employees (including officers), Directors and consultants an opportunity to benefit from increases in value of our common stock through the granting of a combination of stock options and RSUs.  We believe providing our employees a combination of stock options and RSUs has the following benefits:

•                  allow us to retain the highest quality employees while motivating all employees to achieve key drivers of stock value;

•                  issue fewer shares, thereby reducing dilution;

•                  better align employee and stockholder interests; and

•                  encourage long term holding by executive employees because stock settlement for RSUs does not require a same-day-sale.

In 2013, we granted our employees a combination of stock options under our 89 Plan and RSUs under our 2011 Plan, where we allocated 75% of the value to stock options and allocated 25% of the value to RSUs; and assumed that each share subject to an RSU was worth two shares subject to a stock option.

Background

The terms of the 2011 Plan provide for the grant of stock options, SARs, restricted stock awards, RSUs, performance stock awards and performance cash awards that may be settled in cash, stock, or other property.

Shares Available for Awards

If this Proposal 2 is approved, there will be a total of 5,500,000 shares of our common stock authorized for issuance under the 2011 Plan and 5,077,858 of these are available for future grants.  When combined with the 321,295 shares available for future grant as of March 31, 2013 under our 89 Plan, we believe that the aggregate shares available for grant would be sufficient to meet our expected needs for stock option and RSU grants for at least the next three years.

This estimate is based on assuming that our future grant activity will be similar to the equity awards granted over the last three years, and through March 31, 2013 to our employees under our equity plans, as summarized in the table below.  We grant most of our equity awards for each year in January of such year as part of the annual merit compensation process.  We have not attempted to separately forecast our future grant activity due to the number of assumptions that would be necessary to do so and the potential unpredictability of such underlying assumptions and estimates.

Equity Award Grant History Under Employee Equity Plans(1)

	2010	2011	2012	2013 (through March 31)
Shares subject to equity awards granted	1,777,942	1,954,225	1,914,023	1,698,089
Shares subject to equity awards canceled	(203,902)	(360,426)	(194,493)	(40,022)
Net shares subject to equity awards(2)	1,574,040	1,593,799	1,719,530	1,658,067

(1)         We currently grant equity awards to our non-employee directors separately under our 2002 Non-Employee Directors’ Stock Option Plan.

(2)         Shares subject to equity awards that are canceled or expire become available for re-issuance under the applicable equity plan.  Therefore, net shares for any year is the total shares subject to awards granted in that year less the shares subject to awards canceled in such year.

If, under the 2011 Plan, a stock option or RSU is cancelled or terminated, then any unexercised shares subject to such cancelled or terminated stock options or unissued shares subject to such cancelled or terminated RSU will become available for issuance under the 2011 Plan.  In addition, if we issue common stock pursuant to a stock award and the common stock is later forfeited, then the forfeited shares will again become available for issuance under the 2011 Plan.  Any shares we reacquire pursuant to our withholding obligations in connection with a restricted stock award, RSU, performance stock award or other stock award will again become available for issuance under the 2011 Plan.  Any shares we reacquire pursuant to our withholding obligations in connection with a stock option or stock appreciation right or as consideration for the exercise of a stock option or stock appreciation right will become available for issuance under the 2011 Plan.

Eligibility

All of our employees, numbering approximately 344 as of the record date, and our Directors and consultants are eligible to participate in the 2011 Plan and may receive all types of awards available under the 2011 Plan.

Administration

Our Board administers the 2011 Plan. The Board may delegate authority to administer the 2011 Plan to a committee, but may retain the authority to concurrently administer the 2011 Plan with the committee and may, at any time, revest in itself some or all of the powers previously delegated to the Committee. Our Board has delegated administration of the 2011 Plan to the Compensation Committee of the Board (the “Committee”).  Subject to the terms of the 2011 Plan, the Committee may determine the recipients, numbers and types of stock awards to be granted, and terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Committee also determines the fair market value applicable to a stock award and the exercise price of stock options and SARs granted under the 2011 Plan.

In the discretion of the Board, the Committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or solely of two or more “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  We also have a Non-Management Stock Award Committee that, as delegated by the Compensation Committee, awards stock awards to employees who are below director level in accordance with guidelines adopted by the Compensation Committee.  The Non-Management Stock Award Committee has one member, Dr. Crooke.  As used herein, except as explicitly stated otherwise, with respect to the 2011 Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself.

No Repricing, “Cash-Out,” or Cancellation and Re-Grant of Stock Awards without Stockholder Approval

Under the 2011 Plan, the Board cannot reprice any outstanding options or SARs by reducing the exercise price of the stock award or cancel any outstanding options or SARs in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Minimum Vesting; Restrictions on Accelerated Vesting

Under the 2011 Plan, no option or SAR granted to an employee or member of the Board will become 100% vested in a period of less than two years after the grant of such option, except that the vesting of an option or SAR may accelerate (or may be accelerated by the Board or Committee) in the case of death, disability, retirement, corporate sale or change of control.

Under the 2011 Plan, no restricted stock award or RSU award granted to an employee or discretionary restricted stock award or RSU award granted to a member of the Board will vest more rapidly than:

•                  ratably over a three-year period for awards that vest based on continuous service; and

•                  one year for awards that vest upon the achievement of performance goals;

except that the vesting of a restricted stock award or RSU may accelerate (or may be accelerated by the Board or Committee) in the case of death, disability, retirement, corporate sale or change of control; and Isis may grant up to 200,000 shares worth of restricted stock awards and RSUs that vest earlier than the minimum periods described above.

No Evergreen

The 2011 Plan does not include any automatic share reserve increase provision (i.e., an evergreen provision).

Stock Options

The Board may grant stock options under the 2011 Plan pursuant to stock option agreements.  The Plan permits the grant of stock options that qualify as nonstatutory stock options, or NSOs.  Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

Exercise Price; Payment

The exercise price of stock options may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant.  As of April 26, 2013, the closing price of our common stock as reported on NASDAQ was $22.46 per share.

Vesting

Stock options granted under the 2011 Plan may become exercisable in cumulative increments, or “vest,” as determined by our Board at the rate specified in the stock option agreement, subject to the minimum vesting requirements described above. Shares covered by different stock options granted under the 2011 Plan may be subject to different vesting schedules as our Board may determine.

Term

In general, the term of stock options granted under the 2011 Plan may not exceed ten years.  Unless the terms of an optionholder’s stock option agreement or other agreement with the Company provides for earlier or later termination:

•                  if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to disability, the optionholder may exercise any vested stock options for up to 12 months after the date the service relationship ends;

•                  if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to death, the optionholder, or his or her beneficiary, may exercise any vested stock options for up to 18 months after the date the service relationship ends; and

•                  if an optionholder’s service relationship with us, or any affiliate of ours, ceases for any reason, other than as described above, the optionholder may exercise any vested stock options for up to three months after the date the service relationship ends.

Under the 2011 Plan, the stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate the Company’s insider trading policy. In no event may a stock option be exercised after its expiration date.

Consideration

Our Board determines the acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2011 Plan, which may include cash, check, bank draft or money order made payable to us, shares of our common stock, payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, or a net exercise feature.

Transferability

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order.  However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the stock option following the optionholder’s death.

Restricted Stock Unit Awards

RSUs are granted under the 2011 Plan pursuant to restricted stock unit award agreements.  Payment of any purchase price is made in any legal form acceptable to the Board.  We settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by our Board and set forth in the restricted stock unit award agreement.  We may credit dividend equivalents in respect of shares of our common stock covered by a restricted stock unit award.  RSUs are subject to vesting in accordance with a vesting schedule determined by our Board, subject to the minimum vesting requirements described earlier.  Except as otherwise provided in the applicable RSU award agreement, RSUs that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restricted Stock Awards

The Board may grant restricted stock awards under the 2011 Plan pursuant to restricted stock award agreements.  The Board may grant a restricted stock award in consideration for cash, check, bank draft or money order payable to us, the recipient’s services performed for us or our affiliate, or any other form of legal consideration acceptable to the Board.  Shares of our common stock acquired under a restricted stock award are subject to forfeiture to us in accordance with a vesting schedule determined by our Board.  Holders of awards may only transfer their rights to acquire shares of our common stock under a restricted stock award upon such terms and conditions as are set forth in the restricted stock award agreement.  Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

The Board may grant SARs under the 2011 Plan pursuant to SAR agreements. Each SAR is denominated in common stock share equivalents.  The Board will determine the strike price of each stock appreciation right but the strike price cannot be less than 100% of the fair market value of the stock subject to the SAR at the time of grant.  Our Board may also impose restrictions or conditions upon the vesting of SARs that it deems appropriate, subject to the minimum vesting requirements described earlier.  We may settle SARs in our common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by our Board and set forth in the stock appreciation right agreement.  SARs will be subject to the same conditions upon termination and restrictions on transfer as stock options under the 2011 Plan.

Performance Awards

The 2011 Plan provides for the grant of two types of performance awards: performance stock awards and performance cash awards.  The Board may grant, vest or settle performance awards based upon the attainment of specified performance goals during a specified period of time.  The Committee will determine the length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained. The maximum amount covered by a performance award that may be granted to any individual in a calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals) may not exceed 750,000 shares of our common stock in the case of performance stock awards, or $2,000,000 in the case of performance cash awards.

In granting a performance award, the Committee will set a period of time, called a performance period, over which the attainment of one or more performance goals will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain and before the earlier of the 90th day of a performance period or the date on which twenty-five percent of the performance period has elapsed, the Committee will establish the performance goals, based upon one or more criteria, called performance criteria enumerated in the 2011 Plan and described below. As soon as administratively practicable following the end of the performance period, the Committee will certify (in writing) whether the performance goals have been satisfied.

The Board will determine performance goals under the 2011 Plan, based on any one or more of the following performance criteria:

•                  earnings (including earnings per share and net earnings);

•                  earnings before interest, taxes and depreciation;

•                  earnings before interest, taxes, depreciation and amortization;

•                  total stockholder return;

•                  return on equity or average stockholders’ equity;

•                  return on assets, investment, or capital employed;

•                  stock price;

•                  margin (including gross margin);

•                  income (before or after taxes);

•                  operating income;

•                  operating income after taxes;

•                  pre-tax profit;

•                  operating cash flow;

•                  sales or revenue targets;

•                  increases in revenue or product revenue;

•                  expenses and cost reduction goals;

•                  improvement in or attainment of working capital levels;

•                  economic value added (or an equivalent metric);

•                  market share;

•                  cash flow;

•                  cash flow per share;

•                  share price performance;

•                  debt reduction;

•                  implementation or completion of projects or processes (including, but not limited to, development and regulatory milestones);

•                  customer satisfaction;

•                  stockholders’ equity;

•                  capital expenditures;

•                  debt levels;

•                  operating profit or net operating profit;

•                  workforce diversity;

•                  growth of net income or operating income;

•                  billings; and

•                  to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

The Board is authorized to determine whether, when calculating the attainment of performance goals for a performance period, as follows:

•                  to exclude restructuring and/or other nonrecurring charges;

•                  to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals;

•                  to exclude the effects of changes to generally accepted accounting principles;

•                  to exclude the effects of any statutory adjustments to corporate tax rates;

•                  to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; and

•                  to exclude accounting expenses relating to share-based compensation.

Compensation attributable to performance-based awards under the 2011 Plan will qualify as performance-based compensation, provided that:

•                  the award is granted by a compensation committee comprised solely of “outside directors;”

•                  the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain and before the earlier of the 90th day of the performance period and the date on which twenty-five percent of the performance period has elapsed; and

•                  the compensation committee certifies in writing prior to the granting, payment or exercisability of the award that the performance goal has been satisfied.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Board will appropriately adjust:

•                  the class(es) and maximum number of securities subject to the 2011 Plan;

•                  the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and

•                  the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions

In the event of certain significant corporate transactions, the Board has the discretion to take one or more of the following actions with respect to outstanding stock awards under the 2011 Plan:

•                  arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•                  arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•                  accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

•                  arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award;

•                  cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised prior to the effective date of the corporate transaction, in exchange for cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

•                  arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action for each stock award.

For purposes of the 2011 Plan, a corporate transaction will be deemed to occur in the event of the consummation of:

•                  a sale of all or substantially all of our consolidated assets;

•                  a sale of at least 90% of our outstanding securities;

•                  a merger or consolidation in which we are not the surviving corporation; or

•                  a merger or consolidation in which we are the surviving corporation but shares of our outstanding common stock are converted into other property by virtue of the transaction.

The acceleration of vesting of an award in the event of a corporate transaction under the 2011 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Change in Control

A stock award may be subject to additional acceleration of vesting and exercisability upon or after specified change in control transactions (as defined in the 2011 Plan), as provided in the stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no acceleration will occur.

The acceleration of vesting of an award in the event of a change in control event under the 2011 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Plan Amendments

Our Board has the authority to amend or terminate the 2011 Plan.  However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2011 Plan as required by applicable law and listing requirements.

Plan Termination

Unless sooner terminated by our Board, the 2011 Plan will automatically terminate on June 15, 2021.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The information set forth below is a summary only and does not purport to be complete.  The information is based upon current federal income tax rules and therefore is subject to change when those rules change.  Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.  The 2011 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.  Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income, as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date.  On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price.  If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes.  The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock.  To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control.  If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock.  If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock.  A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2011 Plan SARs separate from any other award or together with other awards under the 2011 Plan.

Where the SARs are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162 Limitations

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code.  Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation.  The 2011 Plan is intended to enable the Committee to make awards, including cash performance awards, that will be exempt from the deduction limits of Section 162(m). Under Section 162(m), compensation attributable to stock options and SARs will qualify as performance-based compensation if (i) such awards are approved by a compensation committee composed solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.  Compensation attributable to restricted stock awards, RSUs and performance awards and other stock-based awards will qualify as performance-based compensation, provided that (a) the award is approved by a compensation committee composed solely of “outside directors,” (b) the award is granted, becomes vested or is settled, as applicable, only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain and before the earlier of the 90th day of the performance period and the date on which twenty-five percent of the performance period has lapsed, (c) a committee of outside directors certifies in writing prior to the granting (or vesting or settlement) of the award that the performance goal has been satisfied, and (d) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the maximum amount, payable upon attainment of the performance goal).

New Plan Benefits

The following table presents certain information with respect to stock options and RSUs granted in January 2013 for the recipient’s 2012 performance to (i) each executive officer named in the Summary Compensation Table under “Executive Compensation—Compensation of Executive Officers”, (ii) all executive officers as a group, (iii) all non-employee Directors as a group and (iv) all non-executive officer employees as a group.  This information regarding such grants is for illustration only and may not be indicative of grants that are made in the future under the 2011 Plan.

NEW PLAN BENEFITS

2011 EQUITY INCENTIVE PLAN

Name and Position	Number of Shares Underlying RSUs	*Number of Shares Underlying Stock Options

Stanley T. Crooke Chairman, Chief Executive Officer and President	22,190	133,180

B. Lynne Parshall Director, Chief Operating Officer	10,380	62,280

C. Frank Bennett Senior Vice President, Antisense Research	5,660	34,000

Richard S. Geary Senior Vice President, Development	5,590	33,540

Brett P. Monia Senior Vice President, Antisense Drug Discovery	5,660	34,000

All Executive Officers as a Group	49,480	297,000

All Non-Employee Directors as a Group	0	0

All Non-Executive Officer Employees as a Group	174,469	1,048,198

*Stock options issued under the 89 Plan in January 2013 for 2012 performance.  To date, we have not granted stock options under the 2011 Plan to any of our employees or Directors, but expect to grant such options under the 2011 Plan in the future.

EQUITY COMPENSATION PLAN INFORMATION, INCLUDING ISIS’ OTHER PLANS

The 2011 Plan is in addition to the 89 Plan.  We also maintain our Amended and Restated 2002 Non-Employee Director Stock Option Plan (the “Director Plan”), that may be used only for grants of stock options and RSUs to our non-employee directors, and our Amended and Restated 2000 Employee Stock Purchase Plan (the “ESPP”) that permits full-time employees to purchase common stock through payroll deductions.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of March 31, 2013.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options and Vesting of RSUs	Weighted Average Price of Outstanding Options and RSUs		Number of Shares Remaining Available for Future Issuance
Equity compensation plans approved by stockholders(a):
Options	9,229,799	$10.77
Restricted stock units	388,765	$12.00	(d)
Sub-total options and restricted stock units (a)	9,618,564			2,281,153

ESPP(b)	—	—		317,286

Equity compensation plans not approved by stockholders(c)	1,839,046	$14.79		—

Total	11,457,610	$11.46		2,618,439

(a)   Consists of the following Isis plans: 1989 Stock Option Plan and Amended (321,295 shares available for future grant), Restated 2002 Non-Employee Directors’ Stock Option Plan (402,000 shares available for future grant to non-employee Directors) and the 2011 Equity Incentive Plan (1,577,858 shares available for future grant).

(b)   The ESPP incorporates an evergreen formula pursuant to which, on January 1 of each year, we automatically increase the aggregate number of shares reserved for issuance under the plan by 150,000 shares.

(c)   Consists of the 2000 Broad-Based Equity Incentive Plan, more fully described below.  The 2000 Broad-Based Equity Incentive Plan expired on January 5, 2010.

(d)   Value of restricted stock units as of date of grant.

Description of 2000 Broad-Based Equity Incentive Plan

We adopted the 2000 Broad-Based Equity Incentive Plan (the “2000 Plan”), to provide our employees, officers, directors and consultants an opportunity to benefit from increases in the value of our common stock through the granting of non-statutory stock options, stock bonuses and rights to purchase restricted stock. At the time we adopted the 2000 Plan, we were not required to seek the approval of our stockholders. The Board delegated administration of the 2000 Plan to the Compensation Committee of the Board, and the Compensation Committee has delegated administration of the 2000 Plan to the Non-Management Stock Option Committee with respect to certain option grants to employees who are not our executive officers. The Board has the power to construe and interpret the 2000 Plan and, subject to the provisions of the 2000 Plan, to select the persons to whom stock awards are to be made, to designate the number of shares to be covered by each stock award, to establish vesting schedules, to specify the exercise price and the type of consideration to be paid to us upon exercise or purchase.

The 2000 Plan expired on January 5, 2010, so we may no longer grant new options under the 2000 Plan.

As of March 31, 2013, the 2000 Plan had 5,990,000 shares authorized for issuance, options to purchase an aggregate of 1,839,046 shares were granted and outstanding under the 2000 Plan, option holders had exercised options to purchase an aggregate of 3,698,089 shares under the 2000 Plan, and no shares remained available for grant thereunder.

Options granted under the 2000 Plan generally have a term of seven or ten years, have an exercise price equal to the fair market value at the time of grant, can only be exercised with a cash payment and vest at the rate of 25 percent per year after the first year and then at the rate of 2.08 percent per month thereafter during the option holder’s employment or service as a consultant, employee or director. If any change is made in the common stock subject to the 2000 Plan, or subject to any stock award, without the receipt of consideration by us (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by us), we will adjust the outstanding stock awards appropriately in the class(es) and number of securities and price per share of common stock subject to such outstanding stock awards. Our board of directors will make such adjustments, and its determination will be final, binding and conclusive. We will not treat the conversion of any of our convertible securities as a transaction without receipt of consideration.

In the event of our dissolution or liquidation, all outstanding stock awards will terminate immediately prior to such event.

In the event of:

•                  a sale, lease or other disposition of all or substantially all of our assets;

•                  a merger or consolidation in which we are not the surviving corporation; or

•                  reverse merger in which we are the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise;

then any surviving corporation or acquiring corporation will assume any stock awards outstanding under the 2000 Plan or will substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction for those outstanding under the 2000 Plan). In the event any surviving corporation or acquiring corporation refuses to assume such stock awards or to substitute similar stock awards for those outstanding under the 2000 Plan, then with respect to stock awards held by participants whose continuous service has not terminated, we will accelerate the vesting of such stock awards in full and the stock awards will terminate if not exercised (if applicable) at or prior to such event.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, called the “Dodd-Frank Act,” enables Isis’ stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our Chief Executive Officer, Chief Financial Officer in 2012 and our two other executive officers, called our “named executive officers” as disclosed in this Proxy Statement in accordance with the SEC’s rules.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement.  This proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the compensation paid to our named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.  Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that Isis’ stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement for the 2013 Annual Meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

We recommend you carefully review the EXECUTIVE COMPENSATION section of this Proxy Statement located on pages 39 through 59.  Below is a high-level summary of some of our compensation practices.  This summary is qualified by the detailed disclosure contained in the EXECUTIVE COMPENSATION section of this Proxy Statement.

Below we summarize some of our compensation practices, both the practices we implement because we believe they are consistent with our vision and long-term stockholder value (see “What We Do” below), and those that we choose not to implement as we believe they are counter to our vision and long-term stockholder value (see “What We Don’t Do” below):

What We Do	What We Don’t Do
✓ Demand more of every employee: more commitment, more knowledge, more intensity, more innovation	✗ Do not guarantee cash bonus — cash bonuses can be zero

✓ Reward productivity and performance	✗ Do not provide for perquisites for any employees

✓ Recognize the value of long-term employees and low turnover	✗ Do not provide for “gross-up” payments, other than relocation

✓ Use a balanced mix of fixed and variable cash incentives and long-term equity	✗ Do not allow shorting and hedging against our stock

✓ Design our compensation philosophy and objectives to mitigate unnecessary or imprudent business risk taking	✗ Do not reprice or “cash-out” of stock options without stockholder approval

✓ Place a maximum limit on cash bonuses

✓ Set a strict budget for equity awards and salary increases

✓ Set the size of equity awards based on the individual and company performance for the previous year

✓ Require minimum vesting periods for equity awards

✓ Require our named executive officers and non-employee Board members to hold shares received from their RSUs until they meet certain ownership thresholds or no longer serve the company

✓ Require our employees to hold ESPP shares for a minimum of six months

✓ Require our executive officers, VPs and many other employees to trade Isis’ stock through Rule 10b5-1 trading plans

✓ Use a “double trigger” for cash payments for change of control

✓ Use an executive “claw-back” policy

CEO Compensation vs. Total Return

(Over Five Years)

The following graphs show the relationship of our Chief Executive Officer’s compensation ($ in thousands) as calculated pursuant to SEC rules compared to the total return (TSR) on $100 invested on December 31, 2008 in our common stock through December 31, 2012.  Although stock price is only one of the measures of Isis’ performance we use to set the compensation for our executive officers, including our CEO, as illustrated below, our CEO’s compensation generally decreased when our TSR declined.(6)

The affirmative vote of a majority of the holders of shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to adopt the resolution.  If you indicate on your proxy to “Abstain” from voting, it will have the same effect as a vote “Against” this Proposal 3.  Brokers do not have discretion to vote uninstructed shares with respect to this Proposal 3.  Accordingly, if brokers do not receive voting instructions from beneficial owners of the shares, they cannot vote the shares.  However, broker non-votes will not affect the outcome of the voting on this Proposal 3.

The “say on pay” vote is advisory, and therefore is not binding on Isis, the Compensation Committee or the Board of Directors.  However, Isis’ management, the Board and the Compensation Committee value the opinions of the stockholders.  As such, if there is any significant vote against the named executive officers’ compensation as disclosed in this Proxy Statement, the Board will consider the stockholders’ concerns and the Board and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We currently hold the “say on pay” vote every year.  As such, following the 2013 Annual Meeting, the next scheduled “say on pay” vote will be at the 2014 Annual Meeting of stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 3.

(6)  This table is not “soliciting material,” is not deemed “filed” with the SEC, is not subject to the liabilities of Section 18 of the Exchange Act and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for our 2013 fiscal year, and has requested management to ask for stockholder ratification at the Annual Meeting.  Ernst & Young LLP has audited our financial statements since we were founded in 1989.  Representatives of Ernst & Young LLP will be at the 2013 Annual Meeting to answer any questions and make a statement should they desire to do so.

Although our bylaws do not require stockholders to approve our independent registered public accounting firm, the Audit Committee of the Board would like our stockholders’ opinion as a matter of good corporate practice.  If the stockholders vote against Ernst & Young LLP, the Audit Committee of the Board will reconsider whether to keep the firm.  However, even if the stockholders ratify the selection, the Audit Committee of the Board may choose to appoint a different independent accounting firm at any time during the year if it believes that a change would be in the best interests of our stockholders and Isis.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2013 Annual Meeting will be required to ratify the selection of Ernst & Young LLP.  If you indicate on your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote for this Proposal 4.

As of December 31, 2012, none of our finance or accounting employees had been employed by Ernst & Young LLP during the past six years.

Independent Auditors’ Fees

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and permissible non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP.  The policy generally pre-approves specific services in the defined categories of audit services, audit-related services, and tax services up to pre-determined amounts.  The Audit Committee may pre-approve services as part of its approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the Audit Committee engages the independent registered public accounting firm to provide each service.  As an additional measure to ensure auditor independence, beginning in 2004, the Audit Committee engaged Deloitte Tax LLP as our primary tax advisor.  The Audit Committee pre-approved the fees described below.

Audit Fees

For the fiscal years ended December 31, 2012 and 2011, the fees billed by Ernst & Young LLP related primarily to the integrated audit of our financial statements and reviews of our interim financial statements for such fiscal years were $480,000 and $470,000, respectively.  In addition, Ernst & Young LLP billed us $10,000 and $26,000 in 2012 and 2011, respectively, related to accounting consultations for our partnership activities and for implementing new accounting standards.  Furthermore, Ernst & Young LLP billed us $135,000 in 2012 related to our convertible debt offering in August 2012.

Audit Related Fees

For the years ended December 31, 2012 and 2011, there were no audit related fees billed by Ernst & Young LLP that were reasonably related to the performance of the audit or review of our financial statements that are not included under “Audit Fees” above.

Tax Fees

For the years ended December 31, 2012 and 2011, there were no tax fees billed by Ernst & Young LLP for tax related matters that were not part of the integrated audit fees.  In 2012 and 2011, we utilized Deloitte Tax LLP for our tax services.

Financial Information Systems Design and Implementation Fees

During the fiscal years ended December 31, 2012 and 2011, there were no fees billed by Ernst & Young LLP for information technology consulting.

All Other Fees

During the fiscal years ended December 31, 2012 and 2011, all other fees billed by Ernst & Young LLP were $2,000 in each year.  These fees were for a subscription to an online accounting and tax information service.

The Audit Committee has determined that the rendering of all non-audit services by Ernst & Young LLP is compatible with maintaining the auditor’s independence.

During the fiscal year ended December 31, 2012, none of the total hours expended on our financial audit by Ernst & Young LLP were provided by persons other than Ernst & Young LLP’s employees.

The Board UNANIMOUSLY recommends a vote “FOR” APPROVAL of Proposal 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table outlines the ownership of our common stock as of March 31, 2013 by:

•                  each Director and nominee for Director;

•                  each executive officer named in the Summary Compensation Table under “Executive Compensation—Compensation of Executive Officers”;

•                  all Directors and executive officers as a group; and

•                  every entity that we know beneficially owns more than five percent of our common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total (2)

FMR LLC (3)	15,812,207	15.4
82 Devonshire Street
Boston, MA 02109

BB Biotech AG (4)	8,043,140	7.8
Vordergasse 3
CH-8200 Schaffhausen, Switzerland

BlackRock, Inc. (5)	7,565,293	7.4
40 East 52nd Street
New York, NY 10022

ClearBridge Advisors, LLC (6)	6,223,056	6.1
620 8th Avenue
New York, NY 10018

Artisan Partners Holdings LP (7)	5,862,500	5.7
875 East Wisconsin Avenue, Suite 800
Milwaukee, WI 53202

The Vanguard Group (8)	5,572,099	5.4
100 Vanguard Boulevard
Malvern, PA 19355

Spencer R. Berthelsen (9)	121,870	*

Stanley T. Crooke (10)	1,795,035	1.7

Joseph Klein, III (11)	23,100	*

Frederick T. Muto (12)	94,000	*

B. Lynne Parshall (13)	464,604	*

Joseph H. Wender (14)	143,500	*

C. Frank Bennett (15)	188,569	*

Richard S. Geary (16)	152,326	*

Brett P. Monia (17)	123,459	*

All Directors and executive officers as a group (eleven persons) (18)	3,237,598	3.1

*Less than one percent

(1)         We base this table upon information supplied by officers, Directors, principal stockholders and Form 3s, Form 4s, Form 5s, Schedules 13D and 13G filed with the SEC.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)         Applicable percentages are based on 102,695,200 shares of common stock outstanding on March 31, 2013, adjusted as required by rules promulgated by the SEC.

(3)         Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 15,541,449 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The number of shares of our common stock owned by the investment companies at December 31, 2012 included 481,095 shares of common stock resulting from the assumed conversion of $8,000,000 principal amount of our 2 ¾% convertible notes (60.1368 shares of common stock for each $1,000 principal amount of debenture).

The ownership of one investment company, Fidelity Growth Company Fund, amounted to 10,016,251 shares. Fidelity Growth Company Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109.

Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 15,541,449 shares owned by the Funds.

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

Pyramis Global Advisors, LLC (“PGALLC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 240,547 shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares.  The number of shares of our common stock owned by the institutional account(s) at December 31, 2012 included 240,547 shares of common stock resulting from the assumed conversion of $4,000,000 principal amount of our 2 ¾% convertible notes (60.1368 shares of common stock for each $1,000 principal amount of debenture).

Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 240,547 shares and sole power to vote or to direct the voting of 240,547 shares of common stock owned by the institutional accounts or funds advised by PGALLC as reported above.

Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 30,211 shares as a result of its serving as investment manager of institutional accounts owning such shares.

Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 30,211 shares and sole power to vote or to direct the voting of 30,211 shares of common stock owned by the institutional accounts managed by PGATC as reported above.

(4)         BB Biotech shares voting and dispositive powers for its shares with Biotech Target N.V., a wholly-owned subsidiary of BB Biotech AG.

(5)         Various persons at BlackRock, Inc. have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of our common stock.  No one person’s interest in the shares of our common stock was more than five percent of the total outstanding common shares on December 31, 2012.

(6)         ClearBridge Advisors, LLC, is an investment adviser registered under the Investment Advisers Act.  ClearBridge Advisors has sole voting power to direct the vote of 6,164,555 shares and sole power to dispose or direct the disposition of 6,223,056 shares.

(7)         Artisan Partners Holdings LP, Artisan Investment Corporation, the general partner of Artisan Holdings, Artisan Partners Limited Partnership, Artisan Investments GP LLC, the general partner of Artisan Partners, ZFIC, Inc., the sole stockholder of Artisan Corp., Andrew A. Ziegler and Carlene M. Ziegler have sole voting power to direct the vote of 5,532,400 shares and sole power to dispose or direct the disposition of 5,862,500 shares.

(8)         The Vanguard Group has sole voting power to direct the vote of 138,260 shares, sole power to dispose or direct the disposition of 5,437,039 shares, shared dispositive power for 135,060 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., and is the beneficial owner of 135,060 shares as a result of its serving as investment manager of collective trust accounts.  Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 3,200 shares as a result of its serving as investment manager of Australian investment offerings.

(9)         Includes 70 shares owned by Dr. Berthelsen’s daughter for which he disclaims beneficial ownership.  Includes 82,500 shares of common stock issuable upon exercise of options held by Dr. Berthelsen that are exercisable on or before May 30, 2013.

(10) Includes shares of common stock held by Dr. Crooke and 855,494 shares of common stock issuable upon exercise of options held by Dr. Crooke that are exercisable on or before May 30, 2013.  Also includes 62,315 shares of common stock issuable upon exercise of options held by Rosanne Crooke, Dr. Crooke’s wife, that are exercisable on or before May 30, 2013.  Dr. Crooke disclaims beneficial ownership of the shares of common stock owned and issuable upon exercise of options held by his wife.

(11) Includes 15,000 shares of common stock issuable upon exercise of options held by Mr. Klein that are exercisable on or before May 30, 2013 and 100 shares of common stock beneficially owned by Mr. Klein’s son.

(12) Includes 1,500 shares of common stock beneficially owned through the Cooley LLP Salary Deferral and Profit Sharing Plan and 92,500 shares of common stock issuable upon exercise of options held by Mr. Muto that are exercisable on or before May 30, 2013.

(13) Includes 441,663 shares of common stock issuable upon exercise of options held by Ms. Parshall that are exercisable on or before May 30, 2013, and an aggregate of 20,000 shares of common stock issuable upon exercise of options which Ms. Parshall transferred to her two daughters that are exercisable on or before May 30, 2013.

(14) Includes 92,500 shares of common stock issuable upon exercise of options held by Mr. Wender that are exercisable on or before May 30, 2013.

(15) Includes 186,459 shares of common stock issuable upon exercise of options held by Dr. Bennett that are exercisable on or before May 30, 2013.

(16) Includes 148,072 shares of common stock issuable upon exercise of options held by Dr. Geary that are exercisable on or before May 30, 2013.

(17) Includes 117,764 shares of common stock issuable upon exercise of options held by Dr. Monia that are exercisable on or before May 30, 2013.

(18) Includes an aggregate of 2,243,778 shares issuable upon exercise of options held by all current Directors and executive officers as a group that are exercisable on or before May 30, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to our officers, Directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Since inception, the Isis mission has been to create a new, more efficient technology for drug discovery and development, antisense technology, and exploit that technology to create a pipeline of first-in-class medicines to treat a wide range of diseases. Today, thanks to the innovation and perseverance of Isis, we believe antisense technology is taking its place as the third platform for drug discovery alongside small molecules and protein therapeutics.

Isis is focused on innovation. Based on the efficiency of antisense technology, Isis has implemented a unique business strategy that is intended to assure long-term innovation.  Isis has created a unique innovation-focused, science–driven, culture that couples with the technology and business model to assure long-term productivity and a commitment to the patients we serve.

Antisense technology exists today primarily because of the innovation at Isis. Isis has more than 1,500 issued patents and approximately 800 patent applications that assure substantial control of key elements of the technology for many years to come.  This intellectual property has been critical in the completion of partnerships that have resulted in nearly $2 billion in cash to date and the development of a consortium of companies who advance the technology alongside us, and thereby increase our reach. We should continue to realize the value of the partnerships and the consortium of companies for many years to come in the form of milestones and royalties. Isis has been recognized as one of the top ten most innovative companies in the Biotechnology industry, based on number of granted patents, scientific strength, industry impact, technology strength and research intensity. Our nearly 2,300 issued patents and applications are all the more remarkable given that Isis has fewer than 350 employees.  This means Isis has produced more than six issued patents and applications per employee.

A key component of our business and organizational strategy is to maintain an optimal size to foster innovation. We believe the optimal size is 350-400 employees. To maintain this optimal size we license our medicines at key value inflection points during development, thus avoiding the need to build the large, complex, inefficient organizations associated with fully integrated pharmaceutical companies. We also demand more of every employee at Isis and do not tolerate mediocrity. We have been remarkably successful in achieving these goals. Today we have 28 new medicines in development, so one medicine in development per 12 employees. And we believe this productivity is sustainable. We plan to add three to five new medicines to the pipeline every year without significant increases in the number of employees.

By design, Isis demands more of every employee, particularly the middle and senior level leaders. Our compensation system is designed to recruit, motivate and retain outstanding individuals. Here too, we have been successful. Our average employee turnover rate over the last five years has been 6.5% per year, while the average turnover in the San Diego/La Jolla area for biotech/pharmaceutical companies during the same period was 18%. Given the uniqueness and complexity of our technology, it is critical to retain the knowledge and experience of outstanding long service employees. The experience and seniority of our employees is as critical to our future success as it has been to the success we have enjoyed to date.

In summary, at Isis, our vision is clear and is designed to promote long-term creation of value through innovation, and bring benefit to generations of patients with many diseases.  Our vision is to:

•      create and constantly advance a new more efficient drug discovery platform, antisense technology;

•      create a unique business model and culture committed to creating long-term value through innovation;

•      broaden, deepen and advance our pipeline of antisense drugs;

•      demand more of every employee: more commitment, more knowledge, more intensity, more innovation;

•      aggressively manage average and below average performance so that every employee produces more; and

•      demand great performance and pay for that performance.

Response to 2012 Say-on-Pay Vote

We value the feedback our stockholders provide regarding executive compensation.  As such, we are committed to providing our stockholders the opportunity for a “Say-on-Pay” vote annually.

In 2012 we asked our stockholders to provide a non-binding approval regarding our executive officer compensation for the previous year.  This proposal, commonly known as a “Say-on-Pay” proposal, gave our stockholders the opportunity to express their views on the compensation paid to our named executive officers (NEOs).  At our 2012 Annual Meeting of Stockholders, we received an advisory vote in favor of our executive compensation by approximately 63% of the shares voted at the meeting.  As a result, we solicited feedback from our institutional stockholders holding approximately 65% of the shares voted at the meeting regarding our executive compensation.  The table below summarizes key feedback we received from these stockholders and the specific actions we took in response.

Feedback	Response
We would prefer that Isis’ Compensation Committee use an independent compensation consultant.	Our Compensation Committee engaged Barney & Barney LLC as its independent compensation consultant in September 2012.

Actual peer group was not well articulated in the 2012 Proxy Statement. The references to a group of seven much larger companies appeared out of balance.

Our compensation consultant recommended, and Isis approved, a peer group of 22 companies that are similar to Isis in terms of size (revenue, market capitalization, and number of employees), industry, and stage of development.

Provide more disclosure regarding how Isis uses its peer group when making compensation decisions.	We evaluate compensation compared to the 50th percentile of our peer group.

Provide more disclosure regarding the actual objectives used to set the Management By Objectives bonus (MBO).

Our objectives have always been explicit and demanding. We have included for 2012 a tabular discussion of the key corporate objectives the Compensation Committee evaluated when setting the MBO for 2012 performance (see pages 54-55). These objectives were established at the beginning of 2012.

Disclose maximum limits for MBO.	We disclose the maximum limits on MBOs for our NEOs (see chart on page 52).

The relative mix of compensation elements seemed weighted towards fixed cash compensation (salary), and cash annual bonus and less on long-term incentive compensation.

We evaluated the compensation mix with the advice of our compensation consultant and made the following changes:

•      Zero increase to salaries - We did not increase base salaries for the NEOs for the second year in a row, thereby reducing the proportion of fixed compensation;

•      More cash compensation is at-risk — We increased the amount of the CEO’s and COO’s total cash compensation that is at-risk/not guaranteed;

•      More of total compensation is long-term equity — We adjusted the mix of cash and equity compensation so that compensation is more heavily weighted toward long-term incentive compensation.

Feedback	Response
Consider whether time-vested equity vs. milestone-vested equity is appropriate in the context of the total mix of compensation.

One of our largest institutional stockholders agreed that time-vested stock options are the best long-term incentive compensation vehicle for a biopharmaceutical company at our stage, as they align stockholder and employee interests.

Other stockholders agreed that the time-vested stock options Isis grants are, in fact, performance based.

In addition, our compensation consultant agreed time-vested stock options are an appropriate vehicle for long-term incentive compensation and did not recommend we change our use of time-vested equity awards.

Based on this feedback, we have maintained our practice of granting the majority of our equity compensation using time-vested stock options.

We set the amount of the equity awards each year based on individual and Company performance for the previous year.

The Company did not disclose Board or management equity ownership guidelines/holding requirements.	We adopted a policy requiring the Board and NEOs to hold shares received upon vesting of their RSUs until they meet certain ownership thresholds or no longer serve the Company.

The Company did not disclose a “claw-back” policy.	We have disclosed our “claw-back” policy and have posted it on our corporate website.

Disclosure format does not emphasize important items in a “user friendly” way.	We have updated the CD&A to include more tables, graphs and bullets.

Summary of Compensation Practices

Below we summarize some of our compensation practices, both the practices we implement because we believe they are consistent with our vision and long-term stockholder value (see “What We Do” below), and those that we choose not to implement as we believe they are counter to our vision and long-term stockholder value (see “What We Don’t Do” below):

What We Do	What We Don’t Do
✓ Demand more of every employee: more commitment, more knowledge, more intensity, more innovation	✗ Do not guarantee cash bonus — cash bonuses can be zero

✓ Reward productivity and performance	✗ Do not provide for perquisites for any employees

✓ Recognize the value of long-term employees and low turnover	✗ Do not provide for “gross-up” payments, other than relocation

✓ Use a balanced mix of fixed and variable cash incentives and long-term equity	✗ Do not allow shorting and hedging against our stock

✓ Design our compensation philosophy and objectives to mitigate unnecessary or imprudent business risk taking	✗ Do not reprice or “cash-out” stock options without stockholder approval

✓ Place a maximum limit on cash bonuses

✓ Set a strict budget for equity awards and salary increases

✓ Set the size of equity awards based on the individual and company performance for the previous year

✓ Require minimum vesting periods for equity awards

✓ Require our named executive officers and non-employee Board members to hold shares received from their RSUs until they meet certain ownership thresholds or no longer serve the company

✓ Require our employees to hold ESPP shares for a minimum of six months

✓ Require our executive officers, VPs and many other employees to trade Isis’ stock through Rule 10b5-1 trading plans

✓ Use a “double trigger” for cash payments for change of control

✓ Use an executive “claw-back” policy

Compensation Overview and the Role of the Compensation Committee

We have designed our executive compensation program to attract and retain executives who can help us meet our business objectives and will motivate our executives to enhance long-term stockholder value.  The Compensation Committee of the Board of Directors, with input from an independent compensation consultant, manages and oversees our executive compensation program.  At the end of each year, and as otherwise required, the Compensation Committee approves the total compensation for each of our executive officers.  In addition, the full Board of Directors reviews and approves the Compensation Committee’s recommendations regarding the compensation of executive officers.

The Compensation Committee’s responsibilities include:

•                  reviewing and approving overall compensation strategy;

•                  reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers;

•                  evaluating and recommending to the Board the compensation plans and programs advisable for Isis, as well as modifying or terminating existing plans and programs;

•                  establishing policies with respect to stock compensation arrangements;

•                  reviewing and approving compensation arrangements for our executive officers, including our Chief Executive Officer;

•                  reviewing and approving compensation arrangements for our Directors;

•                  administering our stock-based awards and ESPP;

•                  evaluating risks associated with our compensation policies and practices and assessing whether these risks are reasonably likely to have a material adverse effect on us;

•                  selecting and retaining a qualified, independent compensation consultant;

•                  performing other functions as may be necessary or convenient in the efficient discharge of the foregoing; and

•                  reporting to the Board of Directors from time to time, or whenever it shall be called upon to do so.

As the SEC continues to adopt the final rules implementing and defining the Dodd Frank legislation, Isis’ management and the Compensation Committee will:

•                  monitor the SEC’s adoption of the final rules and definitions; and

•                  adjust Isis’ compensation policies as necessary to satisfy the new rules.

Independent Compensation Consultant

The Compensation Committee has the authority and budget to hire an independent compensation consultant as it deems necessary.  The Compensation Committee has retained Barney & Barney LLC as its independent compensation consultant.  Barney & Barney LLC primarily provided the Compensation Committee advice in the following areas:

•                  responding to feedback provided by our stockholders regarding executive compensation;

•                  selecting the 2012 Executive Peer Group;

•                  evaluating the pay mix for our named executive officers; and

•                  designing stock ownership guidelines for our executive officers and non-employee members of the Board

Barney & Barney LLC did not provide any additional services to us or our affiliates.

Compensation Philosophy

Our compensation philosophy supports and rewards the characteristics and behaviors we believe will make us successful:

We incorporate a number of features into our compensation structure to mitigate the risk that our compensation policies and practices could encourage unnecessary or imprudent business risk taking.  We use a combination of compensation vehicles that provide a balanced mix of fixed and variable cash incentives, and long-term stock incentives.  Our cash bonuses are not guaranteed (i.e. are 100% at risk) and include a multiplier, or performance factor, based on Isis’ and the employee’s performance.  Therefore, if either Isis or the employee does not perform well, the cash bonus can be, and has been, zero.

An executive officer’s salary plus bonus represents the officer’s total cash compensation.  Our philosophy has been to have the CEO’s total cash compensation be between 20-30 times the lowest level of compensation received by an employee.  Dr. Crooke’s total cash compensation is on average 24.06 times that of the average cash compensation for our lowest level employees and 1.75 times greater than the average of our other executive officers.  Stockholder advocacy organizations consider 3 times and lower an appropriate ratio when measuring CEO compensation against all executive officers and vice presidents.  We cover the specific elements of our compensation structure in more detail below.

Objectives

As noted above, our vision is clear and is designed to promote long-term creation of value through innovation, and bring benefit to generations of patients with many diseases.  Our vision is to:

•      create and constantly advance a new more efficient drug discovery platform, antisense technology;

•      create a unique business model and culture committed to creating long-term value through innovation;

•      broaden, deepen and advance our pipeline of antisense drugs;

•      demand more of every employee: more commitment, more knowledge, more intensity, more innovation;

•      aggressively manage average and below average performance so that every employee produces more; and

•      demand great performance and pay for that performance.

Drug discovery and development across a portfolio of many drugs (currently 28 for Isis) is a long process that spans many years, where decisions we make today can have a positive or negative consequence five years, ten years, and even later into the future.  As such, it is essential that we set goals that incentivize our employees to execute our long-term strategy, because we believe our long-term strategy should continue to reward our stockholders into the future.

For us to retain our technology leadership and effectively manage the technical complexity and broad scope of our development pipeline, our most senior executives must advance multiple drug strategies and collaborative partnerships in parallel and consistently over many years, versus emphasizing one or two at the expense of others that deserve attention.  As a result, we do not use metric-based objectives such as earnings per share because metrics typically overly emphasize two or three annual business metrics and ignore the complexity of the tasks we are undertaking.  By taking this approach, we avoid the temptation to deviate from creating fundamental long-term value to meet a short-term metric.

We structure our objectives so that they are results driven rather than task driven.  We typically include a number of objectives that are based on achieving positive data in the clinic.  For example, in 2012 we had a corporate objective to mature our pipeline and as a measure to achieve positive data from Phase 2 studies.  This type of objective only rewards our executives if the data are positive - we do this to encourage the prudent spending of stockholder money on development decisions.  In other words, we want to structure our objectives to reward success based on judgment, rather than the making of “bad bets.”

At the beginning of each year, we set aggressive corporate objectives that our Board approves. On at least a quarterly basis, the Board evaluates our progress in achieving our objectives. We define excellent performance as a year in which we have met most of our objectives.

Importance of Tenure; Our Investment in Knowledge-Rich Employees

It takes a significant period of time and a substantial investment to recruit and develop executives who possess the experience and talent necessary to lead at Isis given our innovative technology, innovative business strategy and complex drug development pipeline. Senior executives must have experience with all aspects of our business to be effective leaders. Our drug technology is a “platform technology”, which means the more knowledge and experience an employee has with our technology platform, the better equipped he or she is to create value at Isis. Given the uniqueness and complexity of our technology, it is critical to retain the knowledge and experience of outstanding long service employees.  The experience and seniority of our employees is critical to our future success. For these reasons, it is our objective to attract and retain the best talent available, and to invest in those individuals who deliver long-term productivity.

•                  Long tenure among a dedicated and highly skilled workforce, combined with the highest performance standards, contributes to our leadership in the industry and serves the interests of stockholders.

•                  Our focus on retention is coupled to a strong belief that executive talent most often should be developed and promoted from within Isis.

•                  The long tenure of high-performing executive officers reflects this strategy at all levels of the organization.

•                  Our NEOs have tenures at Isis ranging from 17 years to more than 24 years.

•                  Our other officers have on average 12.7 years of tenure at Isis.

•                  Each of the executive officers has been carefully evaluated and selected through a rigorous performance assessment process over a long career. In their current assignments, they remain subject to a challenging annual performance assessment in which they must continue to meet the highest standards or be reassigned or separated from the Company.

Elements of Executive Compensation

Employees in our organization do not share either accountability or responsibility equally for strategic and/or tactical decisions.  It is well ingrained in our culture that not everyone should share the same level of risk/reward for the consequences of these decisions. As a result, we have structured the various components of our compensation system to reflect accountability both for the successes and failures (both long-term and short-term) of Isis and our employees. We pay our senior management team for results and their use of judgment in executing the strategies they have established. Therefore, the more senior a person becomes within Isis, the more the person’s cash compensation will be “at risk.” We compensate the more junior employees for accomplishing their work well and, therefore, a lower portion of their cash compensation is “at risk.”

Our executive officers’ total direct compensation consists of three elements:

(1)         base salary,

(2)         a cash incentive bonus, no portion of which is guaranteed, and

(3)         stock-based compensation.

We have historically awarded stock-based compensation through stock option grants.  Beginning in 2012, we broadened our stock-based compensation vehicles to include RSUs.  The cash incentive bonus is the only element that does not apply to all employees.  The cash incentive bonus is available only to employees at the director level and above.  We provide all other benefits, including 401(k) matching, to all employees.  We describe these benefits in more detail later.

We consider many factors in determining the amounts we grant to our executives for each of the above three compensation elements.  These factors include:

•       company-wide performance, including achievement of corporate objectives;

•       the Compensation Committee’s assessment of our CEO’s and executive officers’ individual performance;

•       competitive compensation practices;

•       increased efficiencies and process improvements;

•       effective collaboration and teamwork;

•       individual expertise, skills and knowledge;

•       the need to retain and motivate;

•       the impact an individual’s judgment has on our success or failure; and

•       the advice of our independent compensation consultant.

The Compensation Committee relies on these and other factors such as general economic conditions, industry conditions, and the Compensation Committee’s collective business judgment in setting and/or approving the appropriate increases.    We do not have specific weightings assigned to these performance factors, as the importance of each factor can vary among the executive officers and from year to year.

Peer Group

The Compensation Committee considers relevant market pay practices when setting executive compensation to ensure our ability to recruit and retain high performing talent.

As part of setting the 2012 compensation, the Compensation Committee, in consultation with the independent compensation consultant, evaluated and selected a peer group of 22 life science companies for evaluating Isis’ compensation (the “Executive Peer Group”).  The Compensation Committee reviews the compensation of our NEOs against the Executive Peer Group’s executive compensation to ensure that our compensation is competitive and to inform and shape its decision-making when setting compensation.  However, the Compensation Committee does not strictly adhere to quantitative benchmarks.

The Executive Peer Group, which the Compensation Committee will review on an annual basis, consists of companies that generally:

•                  are similar to Isis in terms of certain factors, including one or more of the following: size (i.e., revenue, market capitalization, number of employees), industry, and stage of development;

•                  have named executive officer positions that are comparable to ours in terms of breadth, complexity and scope of responsibilities; and

•                  compete with us for executive talent.

The Executive Peer Group does not include companies headquartered outside the United States (because compensation practices are generally different outside the United States, the comparable compensation data for the named executive officers is not available and cost of living is different) or companies in industries whose compensation programs are not comparable to our programs, such as non-life science companies.

The following table lists the companies in the 2012 Executive Peer Group, along with Isis’ rankings among these companies, based on financial data reported by each company for the most recently-reported fiscal year at the time the Compensation Committee selected the Executive Peer Group, September 2012.

Company (ticker)	No. of Employees	Annual Revenues (in thousands)	Market Capitalization (in thousands)	Stage of Lead Drug
Accorda Therapeutics (ACOR)	328	$292.2	$922.1	Market
Affymax (AFFY)	130	$47.7	$662.7	Market
Alkermes (ALKS)	570	$390.0	$2,406.5	Market
Alnylam Pharmaceuticals (ALNY)	116	$82.8	$966.5	Phase II
Arena Pharmaceuticals (ARNA)	266	$12.7	$2,017.5	Market
Array BioPharma (ARRY)	259	$71.9	$523.0	Phase III
Auxilium Pharmaceuticals (AUXL)	530	$264.3	$1,180.8	Market
Dynavax Technologies (DVAX)	150	$21.6	$721.7	Phase III
Exelixis (EXEL)	200	$289.6	$834.1	Phase III
Genomic Health (GHDX)	511	$206.1	$1,076.2	Market
Halozyme Therapeutics (HALO)	135	$56.1	$664.9	Market
Incyte Corporation (INCY)	368	$94.5	$2,616.9	Market
Infinity Pharmaceuticals (INFI)	190	$92.8	$602.2	Phase II
Jazz Pharmaceuticals (JAZZ)	431	$272.3	$2,612.7	Market
Lexicon Pharmaceuticals (LXRX)	225	$1.9	$1,117.2	Phase II
MannKind (MNKD)	250	$0.1	$504.4	Phase III
Momenta Pharmaceuticals (MNTA)	197	$283.1	$735.5	FDA Approved
Nektar Therapeutics (NKTR)	423	$71.5	$1,015.8	FDA Approved
Rigel Pharmaceuticals (RIGL)	153	$4.8	$701.9	Phase III
Spectrum Pharmaceuticals (SPPI)	176	$193.0	$733.8	Market
The Medicines Company (MDCO)	421	$484.7	$1,409.0	Market
Theravance (THRX)	222	$25.0	$2,504.9	NDA

Isis Pharmaceuticals, Inc. (ISIS)	337	$99.1	$1,518.1	FDA Approved
Isis’ Ranking	8th	10th	4th	12th
Isis’ Percentile Rank	68%	59%	86%	41%

The table below compares total cash compensation and the total direct compensation of our NEO’s against that of the 50th percentile of the Executive Peer Group.

	2012 Total Cash Compensation (in thousands)		2012 Total Direct Compensation (in thousands)
Name	NEO	50th Percentile of Executive Peer Group	NEO	50th Percentile of Executive Peer Group
Stanley T. Crooke	$1,102.8	$968.2	$1,556.0	$2,473.3
B. Lynne Parshall	$898.2	$750.4	$1,171.6	$1,433.2
C. Frank Bennett	$546.0	$447.0	$668.6	$816.8
Richard Geary	$541.9	$402.8	$672.4	$747.2
Brett Monia	$524.3	(1)	$654.3	(1)

(1)         Comparable data was not available in the Executive Peer Group for a position with the depth and scope of Dr. Monia’s position.

Our Productivity vs. Executive Peer Group

All companies in all industries strive to be more productive than their peers.  Leadership management and compensation systems are all focused on enhancing long term productivity.  However, measurement of productivity is challenging, particularly in biotechnology.

Even for established R&D based pharmaceutical companies for which the comparator group is obvious, comparisons of productivity are challenging.  While revenues and profits per employee may be good measures for a portion of the equation, they are inadequate because they provide little insight into potential for topline sales growth and no insight into innovation, which is the foundation for long-term sustainable growth.  To provide insight into these attributes, measures of the size, maturity and potential value of the drug pipeline are necessary.  Additionally, measures of innovation such as numbers of issued patents and patent applications per employee can be used.

Because biotechnology companies’ business models vary, ranging from companies repurposing a single in-licensed commercial drug, to companies developing in-licensed novel drugs, to true research-based companies and a few companies pioneering broad new technology platforms, comparisons of productivity within the biotechnology industry are even more challenging.  Such comparisons are even more difficult for development stage pre-commercial companies.

Nevertheless, it is as important to develop productivity metrics and compare productivity for biotechnology companies as it is for any other industry.  As Isis matures and achieves revenues from the commercial sale of its products, we will use revenue and profit per employee as metrics, supplemented by metrics that measure the value of our drug pipeline and innovation.  We analyze our productivity against the Executive Peer Group and other leaders in drug development using, among other measures, number of drugs in clinical development per employee and number of patents per employee.  The table below measures Isis on these productivity metrics against the median for the Executive Peer Group, and the leading company in the peer group for each productivity metric (based on the most recent Annual Report of the companies at the time the Compensation Committee selected the Executive Peer Group, September 2012):

	Drugs in Clinical Development per Employee	Patents per Employee
Isis’ Ranking	1st	2nd
Executive Peer Group Median	1 drug for every 52 employees	0.17 patents per employee
Peer Leader for Drugs in Clinical Development per Employee (Halozyme Therapeutics)	1 drug for every 14 employees	NA
Peer Leader for Patents per Employee (Theravance, Inc.)	NA	5.31 patents per employee
Isis Pharmaceuticals, Inc. (ISIS)	1 drug for every 12 employees	4.45 patents per employee

As illustrated, Isis’ innovative culture and business strategy have made Isis incredibly productive in terms of the number of drugs in development per employee and patents per employee.

Compensation Allocation/Pay Mix

A key piece of feedback we received from our stockholders as part of our stockholder outreach program was that our pay mix appeared too heavily weighted on fixed compensation (salary) and less on long-term incentive compensation (equity compensation).  Our independent compensation consultant also agreed with this feedback from our stockholders.  As part of the Compensation Committee’s review of our total pay mix for executive officers, the Compensation Committee made the following key changes:

•                  No salary increases for NEOs for 2012 and 2013.  The Compensation Committee did not increase salaries for the CEO and other NEOs for both 2012 and 2013.  In other words, the salaries of our CEO and other NEOs have remained fixed for two consecutive years;

•                  More cash compensation is at risk.  The Compensation Committee increased the proportion of our CEO’s and COO’s cash compensation that is at risk for 2012 and going forward; and

•                  More of total compensation is long-term equity.  The Compensation Committee adjusted the total pay mix for our CEO and other NEOs such that more of their compensation is in the form of long-term equity compensation.  Note, however, since equity awards are granted in January of each year, and the Compensation Committee made this adjustment later in 2012, the weighting of total compensation towards long-term equity will apply in 2013 and subsequent years.

An annual review of our total pay mix helps Isis compete for talent in the competitive marketplace and maintain compensation equity and balance among positions with like responsibilities.  The target pay mix for our NEOs is a result of the compensation targets which emphasize long-term compensation versus short-term compensation. Actual salary levels, annual performance bonus awards and long-term incentive awards will vary based on an individual’s responsibilities, tenure in a particular position, experience, individual performance and company performance.

The following chart illustrates the portions of 2012 and 2013 target total direct compensation for the named executive officers that are composed of base salary, annual MBO and long-term equity ($ shown in thousands):

Position	Incumbent	Year	Base Salary $	Target Annual MBO $	Long- Term Equity $	Base Salary %	Mix Target Annual MBO %	Long- Term Equity %

CEO & COB	Stan Crooke	2012	$735.2	$294.1	$524.9	47%	19%	34%
		2013	$735.2	$367.6	$1,278.2	31%	15%	54%

COO & CFO	Lynne Parshall	2012	$641.6	$224.6	$271.9	56%	20%	24%
		2013	$641.6	$256.6	$597.8	43%	17%	40%

SVP, Development	Richard Geary	2012	$398.4	$119.5	$123.0	62%	19%	19%
		2013	$398.4	$119.5	$321.9	47%	14%	38%

SVP, Research	Frank Bennett	2012	$397.1	$119.1	$110.1	63%	19%	18%
		2013	$397.1	$119.1	$326.2	47%	14%	39%

SVP, Drug Discovery	Brett Monia	2012	$381.3	$114.4	$116.5	62%	19%	19%
		2013	$381.3	$114.4	$326.2	46%	14%	40%

(Excluding CEO)	All NEOs	2012	$1,818.4	$577.6	$621.5	60%	19%	21%
		2013	$1,818.4	$609.7	$1,572.1	45%	15%	39%

Base Salary

The fixed component of our compensation structure is base salary.  We categorize our jobs in a system called broad-banding.  That is to say that there are relatively few job levels within Isis, specifically ten levels, but the scope of responsibility and accountability an employee may assume is broad.  We do not have salary ranges, and therefore we do not set salary minimums or maximums.  It is therefore possible that someone may be in a lower job level, but his/her salary may reach levels which exceed those of someone in a higher job level.  We have chosen not to have salary ranges because years of experience have shown that this approach often creates unnecessary bureaucracy and a loss of talented individuals.  Our aim is to attract and retain the most highly qualified employees in an extremely competitive market.

We determine base compensation levels for all our employees primarily by market forces.  Accordingly, the Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable publicly held companies with which we compete for top talent.  To this end, the Compensation Committee reviews market and peer company data, which includes competitive information relating to the mix and levels of compensation for executives in the life sciences industry.  We obtain this information for the Executive Peer Group based on recent public filings with the SEC.  In addition, we also review data from the Radford Global Life Sciences Survey, which is a summary of compensation data submitted by over 500 life sciences companies.  The Committee uses this data to inform and shape its decision-making but does not strictly adhere to quantitative benchmarks.  In addition, we assess whether the scope of job responsibilities and internal equity warrant a given base salary.

Base salary is guaranteed to all employees as wages for hours worked.  It represents consideration for the performance of job responsibilities.  This portion of total cash compensation is not at risk and may increase as a result of how well an individual performs his/her job responsibilities.

Each year our employees are eligible to receive an appropriate merit salary increase.  The Compensation Committee sets a Company-wide merit increase budget percentage based on Isis’ performance and external factors such as the average merit budget of comparable companies.  The actual merit increase award for each employee, including our executive officers, will vary depending upon the respective employee’s contributions to Isis.  For example, for 2012 performance the Company-wide merit increase budget was 3.2%, with a range of individual merit award increases of 0% to 5.0%.  However, regardless of individual employee variances, we do not exceed the Company-wide approved merit budget.

The Compensation Committee evaluates each executive officer’s performance to set his or her annual merit increase.  As part of this process, the Compensation Committee reviews the written reports prepared by the CEO evaluating the performance of each individual executive officer.  The Compensation Committee carefully considers these reports since our CEO is in the best position to evaluate our executive officers’ day-to-day and overall performance.  The Compensation Committee then meets in executive session and evaluates the CEO’s performance, primarily based upon the CEO’s achievement of our company’s objectives for the year.  At the end of this process, the Compensation Committee determines the CEO’s merit increase and approves or recommends changes to the merit increases for the remaining executive officers.  Our CEO has no role in determining his own compensation.

The executive officers’ new salaries for each year are calculated as follows:

•      Current Base Salary (x) Merit Increase = Increase to Base Salary

•                  Current Base Salary (+) Increase to Base Salary = New Base Salary

For example, Dr. Crooke’s 2013 salary of $735,169 was calculated as follows:

2012 Base Salary	(x)	Merit Increase	=	Increase to Base Salary
$735,169	(x)	0%	=	$0

(Current Base Salary)	(+)	Increase to Base Salary	=	New Base Salary
$735,169	(+)	$0	=	$735,169

When reviewing salaries, the Compensation Committee noted that our CEO’s salary, and the salary for our other NEOs, were greater than the 50th percentile of the Executive Peer Group.  The Compensation Committee also noted that a number of our stockholders suggested that the target mix of compensation be less weighted on salary.

As a result, the Compensation Committee did not increase base salaries for any NEO in 2012 or 2013.  The Compensation Committee did not base this decision on the performance of the executive officers.

At Risk Cash Bonus

The next component of an executive officer’s compensation, as well as the compensation of our employees at the director level and above, is a cash bonus through our MBO bonus program.  Our cash bonus rewards employees for reaching specific objectives and for the judgment they use in making decisions, while an employee’s base salary compensates the employee for his or her continued service and performance.  We do not guarantee cash bonus of compensation.  It is totally at risk.  As such, a cash bonus represents an opportunity for reward based upon the individual’s level of accountability and depends on the relative success of both Isis and the individual.  Our approach for awarding MBO bonuses differs from salary increases because, unlike salary increases, market forces do not impact bonus amounts.

We calculate the actual amount of each executive officer’s respective cash bonus based on the following formula:

Base Salary (x) Target MBO % (x) Company Performance Factor (x) Individual Performance Factor = MBO Bonus

Cash bonuses can be zero.  The multipliers in this formula ensure we award bonuses based on both Isis’ performance and individual performance.  This means an employee may not receive a cash bonus even if he or she performed well in a year in which the Company does not meet its corporate objectives.  Similarly, if an employee performed poorly in a year in which the Company met its corporate objectives, he or she may not receive a cash bonus.

For example, in 1999 no cash bonuses for executive officers were paid due to the failures Isis faced at the time.  In 2004 our CEO’s cash bonus was 64% of the cash bonus he received in 2003 because of disappointing clinical trial results; the Company Performance Factor was 50% that year.  Conversely, in 2007 Isis had a seminal year and we rewarded our executive officers consistent with Isis’ success.

Cash bonuses have a maximum limit.  Cash bonuses are limited by a maximum Company Performance Factor, maximum Individual Performance Factor and Target MBO Percentage:

•                  We have a maximum Company Performance Factor of 200% and a maximum Individual Performance Factor of 160%.  This range represents the boundary conditions for our Performance Factors and ensures we reward our employees consistent with Isis’ success.

•      We base Target MBO Percentages on position levels within Isis.  The Target MBO percentages are as follows:   Directors 15%; Executive Directors 20%; Vice Presidents 25% or 30%; COO 40%; and CEO 50%.

•                  An individual’s Target MBO percentage does not change unless he or she changes position level.

The table below summarizes the minimum and maximum MBO as a percentage of salary:

Name	Minimum MBO Percentage of Salary	Maximum MBO Percentage of Salary
Stanley T. Crooke	0%	160%
B. Lynne Parshall	0%	128%
C. Frank Bennett	0%	96%
Richard Geary	0%	96%
Brett Monia	0%	96%

The Compensation Committee sets the Company Performance Factor based on the following process:

•                  Isis’ achievement of the approved corporate objectives for the year.  At the end of each year, the Compensation Committee meets to evaluate Isis’ overall performance.  The Compensation Committee measures Isis’ performance based upon the achievement of goals that were set at the beginning of the year and agreed upon by our Board and upper management.  (Please see chart below).

•                  In addition, the Compensation Committee considers our one-, three- and five-year total stockholder returns, and based on these returns may reduce the Individual Performance Factors for our executive officers.

•                  The Compensation Committee then reviews the Company Performance Factor history from the prior 10 years to form a comparison for our current year’s successes and/or failures.

•                  Finally, the Compensation Committee approves each executive officer’s Individual Performance Factor based on the individual’s performance.

Once the Compensation Committee has determined the elements of the formula above, we use that formula to calculate each executive officer’s cash bonus as follows:

Base Salary (x) Target MBO Percentage (x) Company Performance Factor (x) Individual Performance Factor = MBO Bonus

Evaluation of 2012 Corporate Objectives.  On January 28, 2013, the Compensation Committee evaluated the Company’s performance against the 2012 Corporate Objectives.  Since the statutory deadline (PDUFA date) to receive a response from the FDA regarding the new drug application (NDA) for Kynamro was January 29, 2013, and approval of the NDA was such a critical objective for the Company, the Compensation Committee evaluated the Company’s performance against all corporate objectives following the response from the FDA.

The Compensation Committee also evaluated the Company’s achievement of two unplanned accomplishments: (1) the completion of a successful debt refinancing and (2) the second expansion of the Company’s relationship with Biogen Idec.  The Compensation Committee considers significant unplanned accomplishments when setting MBOs awards.  Unplanned accomplishments are not in exchange for, or replacements for, missed Corporate Objectives.  Rather because Isis has a long-term strategy of discovering and developing drugs, and then licensing those drugs to corporate partners, we want to encourage our employees to capitalize on unplanned opportunities based on emerging scientific data, unplanned or accelerated interest from a corporate partner or favorable market conditions, even if such opportunities could not have been anticipated and as such were not part of the Corporate Objectives set at the beginning of the year.

The Compensation Committee set the Company Performance Factor for the 2012 MBO at 100% due to our strong achievements for the year across drug discovery, development and corporate development, with the only disappointment being not achieving marketing approval for Kynamro in Europe.  The table below provides a detailed evaluation of each objective:

Evaluation of 2012 Corporate Objectives

	Objective & Pre-Approved Measures	Evaluation
1	Successfully advance Kynamro: • Approval and launch of Kynamro in Europe; • Approval of Kynamro in the United States; and • Enroll a specified percentage of patients in the FOCUS FH clinical study.

Isis met substantial portions of this objective: Isis achieved the US approval for Kynamro and met approximately 80% of the FOCUS FH measure.

However, Isis did not achieve approval and launch of Kynamro in Europe, which represented an unmet objective for the year.

2

Advance Pipeline:

•      Positive data from Phase 2 clinical studies;

•      Complete positive Phase 1 studies;

•      Initiate TTR Phase 2/3 study;

•      Initiate Phase 2 trials on new drugs;

•      Initiate Phase 1 trials on new drugs;

•      Identify new development candidates; and

•      Target Sanction new targets.

Isis met this objective:

•      Isis and its partners reported positive clinical data on three drugs from Phase 2 studies;

•      Isis and its partners reported positive clinical data on six drugs from Phase 1 studies;

•      Isis made significant progress towards initiating the TTR Phase 2/3 study;

•      Isis and its partners initiated Phase 2 clinical studies on three drugs;

•      Isis initiated Phase 1 trials on one new drug;

•      Isis identified three development candidates; and

•      Isis achieved target sanction on six programs.

3	Advance Generation 2.5 chemistry • Positive animal data and in initial human studies.

Isis met this objective:

•      Evaluated ISIS-STAT3RX, a Generation 2.5 antisense drug, in a Phase 1 Study in multiple cancers, where we showed partial and durable responses in two patients with diffuse large B-cell lymphoma where the drug was well-tolerated;

•      Based on favorable Phase 1 data, Isis initiated a focused Phase 2 study of ISIS-STAT3RX in patients with advanced lymphoma; and

•      Showed anti-tumor activity in human tumor xenograft models with ISIS-STAT3RX.

4	Expand at least one preferred partnership relationship to include additional programs.

Isis exceeded this objective:

•      Isis entered into an alliance with Biogen Idec to develop and commercialize a drug to treat myotonic dystrophy.

•      Isis entered into an alliance with Biogen Idec to discover and develop antisense drugs against three undisclosed targets to treat neurological or neuromuscular disorders.

	Objective & Pre-Approved Measures	Evaluation
5	Execute a partnering transaction for Isis’ cancer program(s).

Isis met this objective:

•      Isis formed a new strategic alliance with AstraZeneca to discover and develop antisense drugs against five cancer targets, which included a license to develop and commercialize ISIS-STAT3 RX.

6	Execute at least one new preferred partner transaction.

Isis exceeded this objective:

•      Entered into the alliance with Biogen Idec to develop and commercialize a drug to treat myotonic dystrophy.

•      Formed the strategic alliance with AstraZeneca to discover and develop antisense drugs against five cancer targets, which included a license to develop and commercialize ISIS-STAT3Rx.

7	Complete initial activities in all programs in Corporate Culture Initiative	Isis met this objective. All programs were completed successfully and on time.

8	Enhance Corporate Value: • Meet budget; • Improve stock price

Isis exceeded this objective:

•      Isis substantially improved its cash position over its budget and significantly increased its stock price.

•      Isis’ stock closed at $14.69 per share after the US approval for Kynamro was announced (representing a greater than 100% increase from January 3, 2012).

•      Isis’ stock closed at $10.44 per share on December 31, 2012 (representing a greater than 40% increase from January 3, 2012)

Unplanned Accomplishments

9	Complete successful debt refinancing	Isis completed a successful private offering of $201.3 million of 2 ¾ % convertible senior notes.

10	Second Biogen Idec Expansion	Isis entered into an alliance with Biogen Idec to discover and develop antisense drugs against three undisclosed targets to treat neurological or neuromuscular disorders.

Once the Committee establishes the Company Performance Factor, the Committee next reviews individual performance and sets each Executive Officer’s cash bonus.  The following table illustrates the cash bonuses set and approved for 2012 performance:

Name	Base Salary	Target MBO %	Company Performance Factor	Individual Performance Factor	Resulting Cash Bonus	Results Considered When Setting Individual Performance Factor(1)
Stanley T. Crooke(2)	$735,169	50%	100%	100%	$367,585	1-10
B. Lynne Parshall(2)	$641,574	40%	100%	100%	$256,630	1-10
C. Frank Bennett	$397,077	30%	100%	125%	$148,904	2,3,4,6,7 & 10
Richard S Geary	$398,444	30%	100%	120%	$143,440	1,2,3 & 7
Brett P. Monia	$381,288	30%	100%	125%	$142,983	2-7 & 10

(1)         The numbers correspond to the enumerated objectives in the table entitled “Evaluation of 2012 Corporate Objectives” on pages 53 through 55.  When setting the Individual Performance Factor the Compensation Committee reviews the individual’s contribution towards the corporate objective.

(2)         Since our CEO and COO are ultimately responsible for the Company’s performance, their Individual Performance Factors are usually the same as the Company Performance Factor.

The Company Performance Factor reflects a decrease of 30 percentage points from the 2011 Company Performance Factor of 130%.  The Committee agreed that this decrease was a fair reflection of a strong year, with the only disappointment not achieving marketing approval for Kynamro in Europe.  As noted earlier, the corporate objectives are set and approved by our Board at the beginning of each year.  We ensure that these objectives are aggressive and we define excellent performance as a year in which we have met most of the objectives.

Stock Compensation

We use stock options and RSUs to give all employees, including Isis’ executive officers, an economic interest in the long-term appreciation of our common stock.  We believe awarding a combination of stock options and RSUs provides a number of benefits.  Stock options provide a way to align employee interests with those of upper management and the stockholders because as our stock price increases, so too does the employee’s compensation.  In 2011 our stockholders approved our 2011 Equity Incentive Plan which allowed us to provide RSU awards to our employees and Directors.  In 2012, we started granting RSUs as part of the annual merit equity awards.  RSUs are a strong retention vehicle for employees as the RSUs vest in annual installments over four years and have value upon vesting, but at the same time, require fewer shares than option awards.

Some of our largest institutional stockholders agree our stock options are performance-based and the best vehicle for our long-term compensation.  Our independent compensation consultant did not recommend we change our equity vehicles.  As part of our stockholder outreach, we discussed our use of time-vested stock options and RSU awards with our institutional stockholders.  The results of this process were that one of our largest institutional stockholders agreed that time-vested options are the best long-term incentive compensation vehicle for a biopharmaceutical company at our stage, and others agreed that our time-vested stock options are performance-based compensation.  Our independent compensation consultant also believes time-vested stock options are performance-based compensation and an appropriate equity vehicle for Isis.  Also we would be disadvantaged if we did not offer time-vested equity awards since most of the companies we compete with for talent (including most companies in the Executive Peer Group) do not use event-based vesting for equity compensation.

We grant existing employees new options and RSUs annually to provide a continuing financial incentive in Isis’ long-term success.  We set the size of the equity awards based on individual and company performance during the previous year.

Vesting schedules reward long-term performance and incentivize long-term stock appreciation and increased stockholder returns.  For each stock option and RSU granted, the Compensation Committee sets a vesting schedule over four years, with no vesting during the first year.  Therefore, the stock options and RSUs granted to our executive officers directly align the interests of our executive officers with the interests of our stockholders and Isis’ long-term success.  The actual economic value of stock option awards depends directly on the performance of our stock price over the period during which the awards vest and the period in which the options may be exercised.  In other words, the stock options are not worth anything if our stock price does not increase above the exercise price.  Our executive officers will only realize economic value when our stock price, and consequently stockholder value, increases.  Similarly, in the same way our stockholder returns increase and decrease based on our stock’s performance, the value to our employees of the RSUs increases and decreases based on our stock’s performance.

We do not tie vesting to the achievement of specific events, such as annual metrics, because we do not want to encourage our employees to deviate from our company objectives, which we believe optimizes sustained stockholder value; nor do we want our employees to take unnecessary risks just to meet a short-term metric.

The stock option vesting schedule is typically over a 4-year period at the rate of 25% at the end of the first year and then at the rate of 2.08% per month for 36 months thereafter during the optionee’s employment.  The RSU vesting schedule is typically over a 4-year period at the rate of 25% per year.  In addition, as further described below, our executive officers must hold shares received upon vesting of their RSUs until they meet certain ownership thresholds or no longer serve the Company.  These practices align our employee compensation with our stockholders’ interests because if stockholder value declines over time, so too will the value of the equity compensation provided to all employees.  We have historically had low employee turnover, particularly in our management team, and the members of our management have traditionally held their options for a long period of time before exercise.  Our low turnover is indicative of our employees’ commitment to Isis and its technology, and reflects our officers’ belief in the long-term value of our stock.

Our stock compensation budget minimizes dilution.  Each year the Compensation Committee approves a budget that sets the number of stock options and RSUs we can grant our employees for annual merit awards.  We do not grant options or RSUs that exceed this budget without the Compensation Committee’s approval.  Over the past five years, the average merit award stock budget set by the Compensation Committee has been approximately 1.6% of our outstanding common stock on an issued and outstanding basis.  This stock compensation budget, and therefore our equity compensation burn rate, is well below the Executive Peer Group average of 4.3%.  We believe this stock budget is an important tool to balance our compensation objectives with stockholder interests.  For 2012, the Compensation Committee set the merit stock option budget at 1.35 million shares, and the RSU budget at 150,000 shares which together represented 1.5% of our outstanding common stock on an issued and outstanding basis for that year.  This budget, as well as each employee’s position level and performance in the previous year, ultimately determines the size of the individual annual stock grant.

Our executive officers and members of our Board of Directors must hold the shares issued under their RSUs until they have met an ownership guideline and all employees must hold shares purchased under our ESPP for six months.

In February 2013, our Compensation Committee and our Board approved stock ownership and holding guidelines for our executive officers and members of the Board.  These guidelines require our executive officers and non-employee Board members to hold the shares they receive under their RSU awards until they achieve the guidelines or no longer serve the Company.  Shares sold or surrendered to pay for withholding taxes associated with the RSU awards are exempt from these holding requirements.  The table below indicates the stock ownership guidelines for our executive officers and Board members:

Executive Officer/Director	Stock Ownership Guideline (as a multiple of base salary/annual cash retainer)
CEO(1)	3 times Base Salary
COO	2 times Base Salary
All other executive officers	1 times Base Salary
Non-employee Directors	3 times Annual Cash Retainer

(1)         Dr. Crooke currently meets these ownership guidelines.

In addition, our ESPP has a six month minimum holding period for shares purchased under the ESPP.

Dr. Crooke currently holds approximately 870,000 shares of our common stock (nearly 1% of our outstanding common stock) and has held these shares throughout his 24-year tenure.  As of April 1, 2013, Dr. Crooke’s holding represented approximately 19 times his Base Salary.

We have a recoupment/”clawback” policy. If we are required to prepare an accounting restatement due to the material noncompliance of Isis, as a result of misconduct, with any financial reporting requirement under the securities laws, Isis’ Chief Executive Officer and Chief Financial Officer shall reimburse Isis for:

•                  any bonus or other incentive-based or equity-based compensation received by that person from Isis during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such financial reporting requirement; and

•                  any profits realized from such executive’s sale of Isis’ securities during that 12-month period.

The SEC may exempt any person from the application of this executive recoupment policy, as it deems necessary and appropriate.

In addition, if and when the SEC adopts implementing regulations under Section 954, “Recovery of Erroneously Awarded Compensation” under The Dodd-Frank Wall Street Reform and Consumer Protection Act, our Nominating, Governance and Review Committee will promptly adopt appropriate updates to this policy to comport with such implementing regulations.

We explicitly prohibit employees from “shorting” and hedging against our stock.  To help avoid situations in which our employees may benefit from transactions that harm our stockholders, our policies specifically prohibit all employees, including our executive officers, from taking a “short” position in our stock and otherwise hedging their position in our stock against a future drop in our stock price.  In addition, we specifically prohibit all of our employees from trading derivative instruments based on our common stock (e.g. put or call options for our stock).

10b5-1 plan required for executive officers, all vice presidents and many other employees.  We have a Rule10b5-1 trading program.  Our Rule 10b5-1 trading program allows our executive officers, all vice presidents and many other employees, to establish plans that permit prearranged future sales of his or her stock when there is no material non-public information available.  We do not allow our executive officers to buy or sell our stock outside of the Rule 10b5-1 trading program except for purchases of our stock under our ESPP (but not subsequent sales of the stock).

Perquisites

Isis is committed to using stockholder money responsibly, to building stockholder value and ensuring our processes are entirely transparent.  As a result, Isis’ policies do not provide for perquisites for any employees, including our executive officers.

Retirement & Other Benefits

Isis maintains a highly competitive position with regard to the benefits offered to all regular employees, including our executive officers.  These benefits include medical, dental and vision insurance, EAP/WorkLife, basic life insurance, short-term disability/sick pay, long-term disability, vacation, holidays, a 401(k) plan with employer match, an ESPP and Accidental Death & Dismemberment (AD&D) insurance.

Recognizing that health care costs constitute a greater fraction of disposable income for lower paid employees, we have a progressive contribution premium for our health care benefits, which means the more money an Isis employee makes, the more he or she contributes to the costs of his/her family’s health care.

Retention and Change of Control Agreements

We designed our retention agreements for our CEO and COO and the related severance compensation provisions to meet the following objectives:

Change in Control.  As part of our normal course of business and as a result of our business strategy, we engage in discussions with other biotechnology and pharmaceutical companies about possible collaborations, licensing and/or other ways in which the companies may work together to further our respective long-term objectives.  In addition, many larger established pharmaceutical companies consider companies at similar stages of development to ours as potential acquisition targets.  Occasionally, a transaction in the biotech/biopharmaceutical industry may start as a licensing transaction, but ultimately result in an acquisition.  In certain scenarios, the potential for merger or being acquired may be in the best interests of our stockholders.  As further described on pages 65 and 66 of this Proxy Statement, we provide a component of severance compensation for our CEO and COO to promote their ability to act in the best interests of our stockholders even though they could be terminated as a result of the transaction.

Termination without Cause.  If we terminate the employment of our COO “without cause” we will pay her the benefits described under “Post-Employment Compensation — Retention and Change of Control Agreements” of this Proxy Statement.  This agreement provides us with more flexibility to make a change in senior management if such a change is in our and our stockholders’ best interests.

Compensation of Executive Officers

The following table shows for the fiscal years ended December 31, 2012, 2011 and 2010 compensation awarded to or paid to, or earned by, our Chief Executive Officer, Chief Financial Officer and our three other executive officers at December 31, 2012, called our “Named Executive Officers.”

In 2010 and 2011, we did not grant any stock awards or non-equity incentive plan compensation and we do not currently offer pension or non-qualified deferred compensation plans.

Summary Compensation Table

Name and Principal		Salary	Bonus(1)	Stock Awards(2)(3)	Option Awards(3)	All Other Compensation(4)	Total
Position	Year	($)	($)	($)	($)	($)	($)
Stanley T. Crooke	2012	$735,169	$367,585	$90,516	$344,921	$17,815	$1,556,006
Chairman,	2011	$735,169	$535,938	—	$611,305	$14,920	$1,897,332
President, Chief Executive Officer	2010	$710,995	$343,411	—	$681,324	$14,111	$1,749,841

B. Lynne Parshall	2012	$641,574	$256,630	$52,136	$198,675	$22,600	$1,171,615
Director, Chief Operating Officer, and former Chief Financial Officer(5)	2011	$641,574	$409,244	—	$364,913	$19,088	$1,434,819
	2010	$620,478	$262,230	—	$363,374	$17,813	$1,263,895

C. Frank Bennett(6)	2012	$397,077	$148,904	$21,113	$80,478	$21,074	$668,646
Senior Vice President, Antisense Research	2011	$397,077	$201,020	—	$136,434	$17,398	$751,929
	2010	$384,020	$133,063	—	$158,977	$17,178	$693,238

Richard S. Geary(6)	2012	$398,444	$143,440	$23,583	$89,879	$17,048	$672,394
Senior Vice President, Development	2011	$398,444	$225,918	—	$167,446	$14,125	$805,933
	2010	$379,470	$161,370	—	$186,622	$14,087	$741,549

Brett P. Monia(7)	2012	$381,288	$142,983	$22,367	$85,107	$22,539	$654,284
Senior Vice President, Antisense Drug Discovery

(1)         We present bonuses in the years they were earned, not in the year paid.  Bonuses represent compensation for achievements and are not necessarily paid in the year they are earned; for example, in February 2013 we paid bonuses for 2012 performance.

(2)         The Company began granting restricted stock units in January 2012.

(3)         Amounts represent the aggregate expense recognized for financial statement reporting purposes in accordance with FASB Topic ASC 718 (“ASC 718”) for stock and option awards granted to the Named Executive Officers.  ASC 718 expense for the option awards is based on the fair value of the awards on the date of grant using an option-pricing model. The fair value of RSUs is based on the market price of our common stock on the date of grant.  For more information, please see Note 5 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 regarding assumptions underlying valuation of equity awards.

(4)         Includes AD&D, Basic Life, Medical, Dental, Vision, and 401(k) matching contributions which are available to all employees.

(5)         Ms. Parshall served as our Chief Financial Officer until January 1, 2013.  She is still our Chief Operating Officer and Corporate Secretary.  In January 2013, Elizabeth L. Hougen, who reports to Ms. Parshall, was promoted to Chief Financial Officer.

(6)         Drs. Bennett and Geary had 19,000 and 8,000 stock options, respectively, expire unexercised last year due to the option exercise price being greater than the trading price of our stock on the date of expiration.

(7)         Because Dr. Monia was not a Named Executive Officer in 2010 or 2011 and did not become an executive officer until January 2012, we are not disclosing compensation for 2010 and 2011 as permitted by SEC regulations.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2012, certain information regarding grants of plan-based awards to the Named Executive Officers:

Grants of Plan-Based Awards in Fiscal 2012

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Stanley T. Crooke	1/3/12		107,203	$7.25	$344,921
	1/15/12	11,910			$90,516

B. Lynne Parshall	1/3/12		61,749	$7.25	$198,675
	1/15/12	6,860			$52,136

C. Frank Bennett	1/3/12		25,013	$7.25	$80,478
	1/15/12	2,778			$21,113

Richard S. Geary	1/3/12		27,935	$7.25	$89,879
	1/15/12	3,103			$23,583

Brett P. Monia	(2)1/1/12		7,500	$7.21	$23,998
	1/3/12		18,993	$7.25	$61,109
	(2)1/15/12	833			$6,331
	1/15/13	2,110			$16,036

(1)         Amounts represent the aggregate expense recognized for financial statement reporting purposes in accordance with FASB Topic ASC 718 (“ASC 718”) for stock and option awards granted to the Named Executive Officers.  ASC 718 expense for the option awards is based on the fair value of the awards on the date of grant using an option-pricing model. The fair value of RSUs is based on the market price of our common stock on the date of grant.  For more information, please see Note 5 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 regarding assumptions underlying valuation of equity awards.

(2)         Granted as a result of Dr. Monia’s promotion to Senior Vice President.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The Compensation Committee granted merit non-statutory stock options to the executive officers on January 3, 2012, the same date on which the Compensation Committee granted stock options to our other employees.  All of these stock options were granted out of our 89 Plan.  The options have a term of seven years and vest at the rate of 25% for the first year and then at the rate of 2.08% per month for 36 months thereafter during the optionee’s employment.

The Compensation Committee granted RSUs to the executive officers on January 15, 2012, the same date on which the Compensation Committee granted RSUs to our other employees.  All of these RSUs were granted out of our 2011 Plan.  The RSUs vest at the rate of 25% per year over four years.

Outstanding Equity Awards at Fiscal Year-End — Executive Officers.

The following table shows for the fiscal year ended December 31, 2012, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers.

Other than the equity awards described in the table below, there were no equity incentive plan awards outstanding for the Named Executive Officers at December 31, 2012.

Outstanding Equity Awards At December 31, 2012

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2)	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)
Stanley T. Crooke	50,000	0	$7.26	9/20/2013	11,910	$124,340
	178,740	0	$11.12	1/1/2014
	80,000	0	$6.81	1/1/2014
	190,495	0	$15.38	1/1/2015
	146,875	3,125	$14.47	1/1/2016
	86,890	32,273	$11.27	1/3/2017
	58,504	63,592	$10.29	1/2/2018
	0	107,203	$7.25	1/2/2019

B. Lynne Parshall	30,000	0	$7.26	9/20/2013	6,860	$71,618
	77,454	0	$11.12	1/1/2014
	38,400	0	$6.81	1/1/2014
	91,520	0	$15.38	1/1/2015
	30,000	0	$16.45	9/15/2015
	76,599	1,630	$14.47	1/1/2016
	46,342	17,212	$11.27	1/3/2017
	34,923	37,961	$10.29	1/2/2018
	0	61,749	$7.25	1/2/2019

C. Frank Bennett	10,322	0	$5.25	1/2/2013	2,778	$29,002
	36,145	0	$11.12	1/1/2014
	23,800	0	$6.81	1/1/2014
	46,200	0	$15.38	1/1/2015
	32,223	686	$14.47	1/1/2016
	20,274	7,531	$11.27	1/3/2017
	13,058	14,192	$10.29	1/2/2018
	0	25,013	$7.25	1/2/2019

Richard S. Geary	19,042	0	$11.12	1/1/2014	3,103	$32,395
	1,049	0	$6.81	1/1/2014
	10,000	0	$15.75	12/31/2014
	24,000	0	$15.38	1/1/2015
	10,000	0	$19.08	8/15/2015
	28,356	604	$14.47	1/1/2016
	23,800	8,840	$11.27	1/3/2017
	16,025	17,419	$10.29	1/2/2018
	0	27,935	$7.25	1/2/2019

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2)	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)
Brett P. Monia	18,240	0	$6.81	1/1/2014	2,942	$30,725
	19,500	0	$11.12	1/1/2014
	10,000	0	$15.75	12/31/2014
	20,000	0	$15.38	1/1/2015
	22,031	469	$14.47	1/1/2016
	4,791	209	$14.65	2/15/2016
	16,406	6,094	$11.27	1/3/2017
	10,829	11,771	$10.29	1/2/2018
	0	(4)7,500	$7.21	12/31/2018
	0	18,993	$7.25	1/2/2019

(1)         The options have a term of seven years and vest at the rate of 25% for the first year and then at the rate of 2.08% per month for 36 months thereafter during the optionee’s employment.

(2)         The RSUs were granted out of our 2011 Plan.  The RSUs vest at the rate of 25% per year over four years.

(3)         Market value of stock awards was determined by multiplying the number of unvested shares by $10.44, which was the closing market price of our common stock on NASDAQ on December 31, 2012, the last trading day of fiscal 2012.

(4)         Granted as a result of Dr. Monia’s promotion to Senior Vice President.

Option Exercises and Stock Vested

The following table shows for the fiscal year ended December 31, 2012, certain information regarding option exercises during the last fiscal year with respect to the Named Executive Officers:

Option Exercises and Stock Vested in Fiscal 2012

	Option Awards		Stock Awards(4)
	Number of		Number of
	Shares	Value	Shares
	Acquired	Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)(1),(2)	($)	(#)	($)
Stanley T. Crooke	29,462	$212,716
	9,462	$92,330
	20,538	$167,754
	30,000	$286,950
	27,074	$251,788
	8,694	$84,784
	8,694	$85,071
	15,000	$143,595
	30,000	$265,755	—	$—

B. Lynne Parshall	(3)12,506	$103,550
	(3)17,506	$170,801
	(3)12,494	$102,388
	2,000	$19,500
	(3)30,000	$292,530	—	$—

C. Frank Bennett	5,000	$33,500
	5,500	$36,685
	6,000	$36,420	—	$—

Richard S. Geary	6,000	$26,251
	2,000	$16,480
	2,686	$22,079
	1,000	$8,200	—	$—

Brett P. Monia	12,031	$120,310	—	$—

(1)               Each individual executed each option exercise and resulting sales pursuant to the individual’s Rule 10b5-1 trading plan.

(2)               Each exercised option would have expired in January 2013, except 5,000 shares exercised by Dr. Bennett subject to an option that would have expired on 1/1/14.

(3)               Includes options exercised by Ms. Parshall’s daughters.

(4)               RSUs granted to our Named Executive Officers in 2012 did not initially vest until January 15, 2013.

Post-Employment Compensation

Pension Benefits and Nonqualified Deferred Compensation

We do not provide pension arrangements or post-retirement health coverage for our executives or employees.  Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan.  In any plan year, we will contribute to each participant a matching contribution equal to 25% of the first 6% of the participant’s compensation that has been contributed to the plan.  In 2012, the maximum matching contribution was $3,750.  We do not provide any nonqualified defined contribution or other deferred compensation plans.

Employment Agreements

All of our employees, including our executive officers, are employees-at-will and as such do not have employment contracts with us, except in the case of some severance agreements, the details of which are provided below.

Retention and Change of Control Agreements

In December 2008, we amended and restated our severance agreements with Stanley T. Crooke and B. Lynne Parshall to clarify the provisions of such agreements in light of Section 409A of the Code.

Specifically, these severance agreements provide the following severance benefits:

•                  Dr. Crooke will be eligible to receive a lump sum severance payment equal to 36 months of his then-current base salary in the event his employment is terminated as a result of a change of control of Isis; and

•                  Ms. Parshall will be eligible to receive a lump sum severance payment equal to:

•                  18 months of her then-current base salary in the event that her employment is terminated without cause; and

•                  30 months of her then-current base salary in the event that her employment is terminated as a result of a change of control of Isis.

These agreements will remain in effect as long as each individual continues to be employed by Isis.

In addition, regarding Dr. Crooke and Ms. Parshall, the Compensation Committee has approved that in the event of a change of control, the vesting and exercisability of their then outstanding and unvested stock options and RSUs will be accelerated in full, to the extent permitted by the applicable stock option plan.

Conditions

As a condition to receiving payments under each of the retention and change of control agreements described above, the officer is required to return all of our property and information and sign an agreement releasing Isis from liability.

Potential Payments Upon Termination or Change-of-Control

The following table estimates the lump sum payments that would be required under the agreements described above that were effective as of December 31, 2012. This table estimates the lump sum payments based upon either a termination without cause or a termination in connection with a change of control assuming either occurred on December 31, 2012. The estimates in this table are forward-looking statements. Please see the special note regarding forward-looking statements on page 73 of this Proxy Statement.

	Termination Event
Name	Termination Without Cause	Termination in a Change of Control
Stanley T. Crooke	—	$2,205,507
B. Lynne Parshall	$962,361	$1,603,935

Director Compensation

We pay our non-employee Directors a fee of $45,000 per year.  We do not pay additional compensation for attending Board or Board committee meetings, but we do reimburse Board members for the expenses they incur to attend the meetings.  For the fiscal year ending December 31, 2012, we paid total fees of $45,000 to each of our non-employee Directors.

In 2012, each non-employee Director also received automatic stock award grants under our Directors’ Plan.  On July 1, 2012, under the Directors’ Plan, each of our non-employee Directors serving at that time received an option to purchase 11,250 shares of our common stock, at an exercise price of $12.94 per share, the fair market value of the common stock on the date of the grant, based on the closing sales price reported on NASDAQ, and an RSU for 1,250 shares.  The options and RSUs vest over a four-year period in equal annual installments.

The following table shows for the fiscal year ended December 31, 2012 certain information with respect to the compensation of all our non-employee Directors:

Director Compensation for Fiscal 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Spencer R. Berthelsen	$45,000	$16,175	$78,975	—	$140,150
Joseph Klein	$45,000	$16,175	$78,975	—	$140,150
Frederick T. Muto(2)	$45,000	$16,175	$78,975	—	$140,150
John C. Reed(2)(3)	$45,000	$16,175	$78,975	—	$140,150
Joseph H. Wender	$45,000	$16,175	$78,975	—	$140,150

(1)         Amounts represent the aggregate expense recognized for financial statement reporting purposes in accordance with FASB Topic ASC 718 (“ASC 718”) for stock and option awards granted to the Directors.  ASC 718 expense for the option awards is based on the fair value of the awards on the date of grant using an option-pricing model. The fair value of RSUs is based on the market price of our common stock on the date of grant.  For more information, please see Note 5 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 regarding assumptions underlying valuation of equity awards.

(2)         Mr. Muto and Mr. Reed had 10,000 and 20,000 stock options, respectively, expire unexercised last year.

(3)         On February 12, 2013, Dr. Reed resigned as a member of the Board of Directors due to his commitments as Head of Roche Pharma Research and Early Development and as a member of Roche’s Corporate Executive Committee.

Outstanding Equity Awards at Fiscal Year-End — Directors

The following table shows for the fiscal year ended December 31, 2012, certain information regarding outstanding awards at fiscal year-end of all our non-employee Directors:

Outstanding Equity Awards At December 31, 2012

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2)	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)
Spencer R. Berthelsen	10,000	0	$5.17	6/30/2013	1,250	$13,050
	10,000	0	$5.72	6/30/2014
	10,000	0	$3.95	6/30/2015
	12,500	0	$5.93	7/2/2016
	12,500	0	$9.77	7/1/2017
	15,000	0	$13.88	6/30/2018
	11,250	3,750	$16.32	6/30/2019
	7,500	7,500	$9.22	6/30/2020
	3,750	11,250	$9.30	6/30/2021
	0	11,250	$12.94	7/1/2022

Joseph Klein	(4)20,000	0	$5.17	12/12/2015	1,250	$13,050
	(4)12,500	0	$5.93	7/2/2016
	(4)12,500	0	$9.77	7/1/2017
	(4)15,000	0	$13.88	6/30/2018
	(4)11,250	3,750	$16.32	6/30/2019
	7,500	7,500	$9.22	6/30/2020
	3,750	11,250	$9.30	6/30/2021
	0	11,250	$12.94	7/1/2022

Frederick T. Muto	10,000	0	$5.17	6/30/2013	1,250	$13,050
	10,000	0	$5.72	6/30/2014
	10,000	0	$3.95	6/30/2015
	12,500	0	$5.93	7/2/2016
	12,500	0	$9.77	7/1/2017
	15,000	0	$13.88	6/30/2018
	11,250	3,750	$16.32	6/30/2019
	7,500	7,500	$9.22	6/30/2020
	3,750	11,250	$9.30	6/30/2021
	0	11,250	$12.94	7/1/2022

John C. Reed(5)	10,000	0	$5.72	6/30/2014	1,250	$13,050
	12,500	0	$5.93	7/2/2016
	12,500	0	$9.77	7/1/2017
	15,000	0	$13.88	6/30/2018
	11,250	3,750	$16.32	6/30/2019
	7,500	7,500	$9.22	6/30/2020
	3,750	11,250	$9.30	6/30/2021
	0	11,250	$12.94	7/1/2022

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2)	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)
Joseph H. Wender	10,000	0	$5.17	6/30/2013	1,250	$13,050
	10,000	0	$5.72	6/30/2014
	10,000	0	$3.95	6/30/2015
	12,500	0	$5.93	7/2/2016
	12,500	0	$9.77	7/1/2017
	15,000	0	$13.88	6/30/2018
	11,250	3,750	$16.32	6/30/2019
	7,500	7,500	$9.22	6/30/2020
	3,750	11,250	$9.30	6/30/2021
	0	11,250	$12.94	7/1/2022

(1)         The options were granted out of our Directors’ Plan and have a term of ten years and vest at the rate of 25% per year over four years.

(2)         The RSUs were granted out of our Directors’ Plan and vest at the rate of 25% per year over four years.

(3)         Market value of stock awards was determined by multiplying the number of unvested shares by $10.44, which was the closing market price of our common stock on NASDAQ on December 31, 2012, the last trading day of fiscal 2012.

(4)         Mr. Klein transferred 67,500 stock options to his three children.

(5)         On February 12, 2013, Dr. Reed resigned as a member of the Board of Directors due to his commitments as Head of Roche Pharma Research and Early Development and as a member of Roche’s Corporate Executive Committee.

Option Exercises and Stock Vested

The following table shows for the fiscal year ended December 31, 2012, certain information regarding option exercises and stock awards vested during the last fiscal year with respect to all of our non-employee Directors:

Option Exercises and Stock Vested in Fiscal 2012

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Spencer R. Berthelsen(2)	30,000	$36,987	—	—
John C. Reed	30,000	$229,525	—	—
Joseph H. Wender(2)(3)	10,000	$21,300	—	—

(1)     RSUs granted to our non-employee Directors in 2012 do not initially vest until July 2, 2013.

(2)     Dr. Berthelsen and Mr. Wender exercised options that would have expired on June 30, 2012.

(3)     Mr. Wender exercised and held his shares.

(4)     Mr. Muto and Dr. Reed had 10,000 options and 20,000 options, respectively, expire in 2012.

Certain Relationships and Related Transactions

We have provided some of the information below because our stockholders may find it useful when evaluating the proposals contained in this Proxy Statement.  When we include a transaction in this section, we do not necessarily mean that the transaction qualifies as a related party transaction under the securities laws.

Dr. Rosanne Crooke, the wife of Dr. Stanley Crooke, our Chairman and Chief Executive Officer, is a non-executive officer of Isis working part time at 30 hours per week.  The Compensation Committee approves Dr. Rosanne Crooke’s compensation.  Her compensation is commensurate with the compensation of other employees at the same level at Isis.  For the fiscal years ended 2012, 2011, and 2010, she received the following compensation:

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(3) ($)	Option Awards(3)(5) ($)	All Other Compensation(4) ($)	Total ($)
Rosanne Crooke	2012	$197,369	$59,211	$9,622	$36,692	$4,517	$307,411
Vice President, Cardiovascular Diseases Drug Discovery Research	2011	$189,778	$80,063	—	$75,102	$3,710	$348,653
	2010	$160,600	$55,446	—	$120,977	$3,394	$340,417

(1)               We present bonuses in the years they were earned, not in the year paid.  Bonuses represent compensation for achievements and are not necessarily paid in the year they are earned; for example, in February 2013 we paid bonuses for 2012 performance.

(2)               The Company began granting restricted stock unit awards in January of 2012.

(3)               Amounts represent the aggregate expense recognized for financial statement reporting purposes in accordance with FASB Topic ASC 718 (“ASC 718”) for stock and option awards granted to Dr. Crooke.  ASC 718 expense for the option awards is based on the fair value of the awards on the date of grant using an option-pricing model. The fair value of RSUs is based on the market price of our common stock on the date of grant.  For more information, please see Note 5 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 regarding assumptions underlying valuation of equity awards.

(4)               Includes AD&D, Basic Life, Medical, Dental, Vision, and 401(k) matching contributions which are available to all employees.

(5)              These amounts represent the estimated fair values of stock option grants we recognized as share-based compensation expense. The estimated fair value amounts were determined using the Black-Scholes option-valuation model and are not indicative of whether Dr. Rosanne Crooke will realize the estimated fair value or any financial benefits from the award.  The applicable amounts represent:

•                  6,600 shares at $11.27 per share received on January 4, 2010;

•                  18,750 shares at $9.22 per share received on July 19, 2010 for her promotion to Vice President;

•                  15,000 shares at $10.29 per share received on January 3, 2011; and

•                  11,404 shares at $7.25 per share received on January 3, 2012.

One of our Directors, Mr. Muto, who was elected to the Board in March 2001, is a partner at Cooley LLP, our outside legal counsel.  We paid Cooley LLP an aggregate of $409,449 in fees in 2012 for legal services, which amount is substantially less than five percent of Cooley’s gross revenues for its 2012 fiscal year.

We have entered into indemnity agreements with each of our executive officers and Directors and certain non-executive officers which provide, among other things, that we will indemnify such officer or Director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a Director, officer or other agent of Isis, and otherwise to the fullest extent permitted under Delaware law and our bylaws.  Our bylaws provide that we will indemnify our Directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, except that we will generally not be required to indemnify a Director or executive officer in connection with any proceeding initiated by such Director or executive officer.

Policies and Procedures Regarding Related Party Transactions

A committee of the Board composed entirely of independent Directors approves transactions with related persons, as defined under SEC regulations.  The Compensation Committee of the Board approves all compensation we pay to employees that may qualify as a related person and the Audit Committee approves all other related party transactions, as specified in its charter.  The committees only approve related-party transactions at committee meetings, or by unanimous written consent in lieu of a meeting, and record the approvals in the minutes of the committee.

For transactions that do not qualify as related party transactions, but may otherwise present a conflict of interest, our Code of Ethics and Business Conduct requires the Board (for our executive officers and Directors) or the Chief Executive Officer or Chief Operating Officer (for non-executive officers) to determine that no conflict of interest exists.

Our written policies and procedures specifically prohibit personal loans to our executive officers and any officer with a title of Vice President or higher.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee has:

•                  reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management; and

•                  based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement relating to the 2013 Annual Meeting of stockholders.

The Compensation Committee

Spencer R. Berthelsen, Chairman

Joseph H. Wender

*       This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Isis under the Securities Act or the Exchange Act.

AUDIT COMMITTEE REPORT*

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with our independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and any other matters as are required to be discussed with the Audit Committee under generally accepted auditing principles.  In addition, the Audit Committee has discussed with the independent auditors, the auditors’ independence from management and Isis, including the matters in the written disclosures required by the Independence Standards Board.  The Audit Committee received from Ernst & Young LLP written disclosure and the letter regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence.  The Audit Committee also discussed with our independent auditors the matters required by the Statement on Auditing Standards No. 16.

The Audit Committee discussed with our independent auditors the overall scope and plans for their audit.  The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.  The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as our independent auditors for 2013.

The Audit Committee

Joseph H. Wender, Chairman

Spencer R. Berthelsen

Joseph Klein, III

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for Proxy Statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials.  A single notice of internet availability of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate notice of internet availability of proxy materials, please notify your broker and direct your written request to Isis Pharmaceuticals, Inc., Attn:  Linda Powell, Assistant Corporate Secretary, 2855 Gazelle Court, Carlsbad, California 92010, or contact Linda Powell at (760) 603-2471, and we will promptly provide you a separate notice of internet availability of proxy materials.  Stockholders who currently receive multiple copies of the Proxy Statement or Notice of Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker.

*       This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Isis under the Securities Act or the Exchange Act.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other issues are properly brought before the meeting, we will ask our proxy holders to vote on the matters using their best judgment.

For further information about Isis Pharmaceuticals, Inc., please request a copy of our Annual Report.  The report includes our Form 10-K for the year ended December 31, 2012 that we filed with the SEC, and is available free of charge.  Please send written requests to:

B. Lynne Parshall, Secretary

Isis Pharmaceuticals, Inc.

2855 Gazelle Court

Carlsbad, CA  92010

You may also visit our website (www.isispharm.com(7)) to view our 2012 Annual Report.  The Annual Report is not incorporated into this Proxy Statement and is not considered solicitating material.

By Order of the Board of Directors,

B. Lynne Parshall
Secretary
April 26, 2013

Special Note Regarding Forward-Looking Statements

This Proxy Statement includes forward-looking statements regarding Isis Pharmaceuticals’ business, the financial position and outlook for Isis and the therapeutic and commercial potential of our technologies and products in development.  Any statement describing Isis’ goals, expectations, financial or other projections, intentions or beliefs, including the commercial potential of KYNAMRO, is a forward-looking statement and should be considered an at-risk statement.  Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs.  Isis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements.  Although Isis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Isis.  As a result, you are cautioned not to rely on these forward-looking statements.  These and other risks concerning Isis’ programs are described in additional detail in Isis’ annual report on Form 10-K for the year ended December 31, 2012, which is on file with the SEC. Copies of this and other documents are available from the Company.

In this Proxy Statement, unless the context requires otherwise, “Isis,” “Company,” “we,” “our,” and “us” refers to Isis Pharmaceuticals and its subsidiaries.

Isis Pharmaceuticals® is a registered trademark of Isis Pharmaceuticals, Inc.  Regulus Therapeutics™ is a trademark of Regulus Therapeutics Inc.  KYNAMRO™ is a trademark of Genzyme Corporation.

(7)  Any information that is included on or linked to our website is not part of this Proxy Statement or any registration statement or report that incorporates this Proxy Statement by reference.

Amendment to

ISIS PHARMACEUTICALS, INC.

2011 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS FEBRUARY 12, 2013

SUBJECT TO APPROVAL BY STOCKHOLDERS

This Amendment to the Isis Pharmaceuticals, Inc. 2011 Equity Incentive Plan (the “Amendment”), is effective as of [June 25], 2013.

A.                                    WHEREAS, the Board of Directors of Isis approved an amendment to the Isis Pharmaceuticals, Inc. 2011 Equity Incentive Plan (the “Plan”), as more fully described below.

NOW THEREFORE, the Plan is hereby amended as follows:

All capitalized terms not otherwise defined herein, will have the meanings ascribed to them in the Plan.

ARTICLE 1.  AMENDMENT

1.1                               Amendment and Restatement of Section 3(a).  Section 3(a) of the Plan is hereby amended, restated and replaced in its entirety by the following language:

“(a)                           Share Reserve.  Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed 5,500,000 shares (the “Share Reserve”).  For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a).  Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan.  Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.”

1.2                               Except as specifically provided in this Amendment, all other terms and conditions of the Plan will remain in full force and effect.

ISIS PHARMACEUTICALS, INC.

2011 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS:  MARCH 23, 2011

APPROVED BY THE STOCKHOLDERS:  JUNE 16, 2011

TERMINATION DATE:  JUNE 15, 2021

1.                                      GENERAL.

(a)                                 Eligible Award Recipients.  The persons eligible to receive Awards are Employees, Directors and Consultants.

(b)                                 Available Awards.  The Plan provides for the grant of the following Awards: (i) Stock Options, (ii) Stock Appreciation Rights (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Performance Stock Awards, and (vi) Performance Cash Awards.

(c)                                  Purpose.  The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2.                                      ADMINISTRATION.

(a)                                 Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)                                 Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                                    To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii)                                To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii)                            To settle all controversies regarding the Plan and Awards granted under it.

(iv)                             Subject to the limitations set forth in Sections 5(f) and 8(j), to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v)                                 To suspend or terminate the Plan at any time.  Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi)                             To amend the Plan in any respect the Board deems necessary or advisable. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii)                         To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, or (B) Rule 16b-3.

(viii)                     To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, (subject to the limitations on repricing and non-acceleration as provided in Section  2(f), 5(f), and 8(j)) amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.  Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to bring the Award into compliance with Section 409A of the Code.

(ix)                             Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)                                 To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c)                                  Delegation to Committee.

(i)                                    General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee.  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)                                Section 162(m) and Rule 16b-3 Compliance.  The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)                                 Delegation to an Executive Officer.  The Board may delegate to one or more Executive Officers of the Company the authority to do one or both of the following: (i) designate Employees who are not Executive Officers of the Company or any of its Subsidiaries to be recipients of Options and Stock Appreciation Rights (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Executive Officer and that such Executive Officer may not grant a Stock Award to himself or herself or to other Executive Officers.  Notwithstanding the foregoing, the Board may not delegate authority to an Executive Officer to determine the Fair Market Value pursuant to Section 13(w) below.

(e)                                  Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f)                                   Prohibition on Reduction of Exercise Prices, Cancellation and Re-Grant of Stock Awards.  Neither the Board nor any Committee (or subcommittee) shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.

3.                                      SHARES SUBJECT TO THE PLAN.

(a)                                 Share Reserve.  Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed 2,000,000 shares (the “Share Reserve”).  For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a).  Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan.  Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b)                                 Reversion of Shares to the Share Reserve.  If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan.  Any shares reacquired by the Company pursuant to Section 8(f) or as consideration for the exercise of an Option shall again become available for issuance under the Plan.

(c)                                  Section 162(m) Limitation on Annual Grants.  Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, a maximum of 2,000,000 shares of Common Stock subject to Options or Stock Appreciation Rights (in each case whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date any such Stock Award is granted) may be granted to any Participant during any calendar year.  Notwithstanding the foregoing, if any additional Options or Stock Appreciation Rights are granted to any Participant during any calendar year (in each case whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date of the Stock Award), compensation attributable to the exercise of such additional Stock Awards shall not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(d)                                 Source of Shares.  The stock issuable under the Plan shall be (i) shares of authorized but unissued Common Stock or (ii) shares of reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.                                      ELIGIBILITY.

(a)                                 Eligibility for Specific Stock Awards.  Stock Awards may be granted to Employees, Directors and Consultants; provided, however, Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

5.                                      PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)                                 Term.  No Option or SAR shall be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b)                                 Exercise Price.  The exercise price (or strike price) of each Option or SAR shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted.  Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.  Each SAR will be denominated in shares of Common Stock equivalents.

(c)                                  Purchase Price for Options.  The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below.  The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment.  The permitted methods of payment are as follows:

(i)                                    by cash, check, bank draft or money order payable to the Company;

(ii)                                pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)                            by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock; or

(iv)                             by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common

Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations.

(d)                                 Exercise and Payment of a SAR.  To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.  The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.  The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e)                                  Transferability of Options and SARs.  The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine.  In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i)                                    Restrictions on Transfer.  An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request.  Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii)                                Domestic Relations Orders.  Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order.

(iii)                            Beneficiary Designation.  Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.  In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f)                                   Vesting Generally.  The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal.  The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options or SARs may vary; provided, however, that no Option or SAR granted to an employee or member of the Company’s Board of Director will become 100% vested in a period of less than 2 years after the grant of such Option or SAR except that the vesting of an Option or SAR may accelerate (or may be accelerated by the Board or Committee) (i) as provided in Section 9(c); (ii) in the event of the Participant’s death or Disability, (iii) upon a Corporate Transaction in which such Stock Award is not assumed or continued, (iv) upon a Change in Control, or (v) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement).  The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)                                 Termination of Continuous Service.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company (validly executed by an authorized Executive Officer of the Company), if a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h)                                 Extension of Termination Date.  If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.  In addition, unless otherwise provided in a Participant’s Award Agreement, if the immediate sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)                                    Disability of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company (validly executed by an authorized Executive Officer of the Company), if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j)                                    Death of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company (validly executed by an authorized Executive Officer of the Company), if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement.  If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k)                                 Non-Exempt Employees.  Without limiting the provisions set forth in Section 5(f), no Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant.  The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.                                      PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)                                 Restricted Stock Awards.  Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common

Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board.  The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)                                    Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)                                Vesting.  Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)                            Termination of Participant’s Continuous Service.  If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)                             Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)                                 Dividends.  A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)                                 Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)                                    Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)                                Vesting.  Subject to the limitations set forth in Section 8(j), at the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)                            Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)                             Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)                                 Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.  At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board.  Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)                             Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)                                  Performance Awards.

(i)                                    Performance Stock Awards.  A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion.  The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed 750,000 shares of Common Stock. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event.  In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)                                Performance Cash Awards.  A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Cash Award may also require the completion of a specified period of Continuous Service.  At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion.  In any calendar year, the Committee may not grant a Performance Cash Award that  has a maximum value that may be paid to any Participant in excess of $2,000,000. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event.  The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)                            Board Discretion.  The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv)                             Section 162(m) Compliance.  Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, or (b) the date on which 25% of the Performance Period has elapsed, and in either event at a time when the achievement of the applicable Performance Goals remains substantially uncertain.  Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

7.                                      COVENANTS OF THE COMPANY.

(a)                                 Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b)                                 Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would violate any applicable securities law.

(c)                                  No Obligation to Notify or Minimize Taxes.  The Company shall have no duty or obligation to any Participant to advise such holder (or the estate of, or transferee of, such holder) as to the time or manner of exercising such Stock Award.  Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder (or the estate of, or transferee of, such holder) of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.                                      MISCELLANEOUS.

(a)                                 Use of Proceeds from Sales of Common Stock.  Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b)                                 Corporate Action Constituting Grant of Stock Awards.  Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c)                                  Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d)                                 No Employment or Other Service Rights.  Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)                                  Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, counsel for the Company determines that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws or the Company’s insider trading policy, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)                                   Withholding Obligations.  Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(g)                                 Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(h)                                 Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants.  Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company.  The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(i)                                    Compliance with Section 409A.  To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code.  Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(j)                                    Minimum Vesting.  After the Effective Date of the Plan, except for Awards granted to Non-Employee Directors as non-discretionary initial or annual grants, generally (i) no Restricted Stock Award,  or Restricted Stock Unit Award that vests on the basis of the Participant’s Continuous Service with the Company shall vest at a rate that is any more rapid than ratably over a three-year period and (ii) no Restricted Stock Award or Restricted Stock Unit Award that vests based on the satisfaction of Performance Goals shall provide for a Performance Period of less than 12 months; provided, however, that, the vesting of a Restricted Stock Award or  Restricted Stock Unit Award may accelerate (or may be accelerated by the Board or Committee) in the event of the Participant’s death or Disability, upon a Corporate Transaction in which such Stock Award is not assumed or continued, upon a Change in Control, or upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement).  Notwithstanding the foregoing, Stock Awards granted after the Effective Date that do not meet these vesting guidelines shall be limited to 10% of the total number of shares reserved for issuance under the Plan.

(k)                                 Compliance with Insider-Trading Policy.  The Company may limit or restrict a Participant’s ability to exercise options or sell stock pursuant to the Company’s then-applicable insider-trading policy (or similar policy adopted by the Company).

9.                                      ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)                                 Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(c) and 6(c)(i), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b)                                 Dissolution or Liquidation.  Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)                                  Corporate Transaction.  The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate (validly executed by an authorized Executive Officer of the Company or such Affiliate) and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.  In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i)                                    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)                                arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)                            accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv)                             arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)                                 cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; or

(vi)                             make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or  portions thereof or with respect to all Participants.

(d)                                 Change in Control.  A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate (validly executed by an authorized Executive Officer of the Company or such Affiliate) and the Participant, but in the absence of such provision, no such acceleration shall occur.

10.                               TERMINATION OR SUSPENSION OF THE PLAN.

(a)                                 Plan Term.  The Board may suspend or terminate the Plan at any time.  Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth anniversary of the date the Plan is approved by the stockholders of the Company.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)                                 No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.                               EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the date of the annual meeting of stockholders of the Company held in 2011 provided this Plan is approved by the Company’s stockholders at such meeting (the “Effective Date”).

12.                               CHOICE OF LAW.

The laws of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.                               DEFINITIONS.  As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)                                 “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act.  The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition, and such determination shall be final, binding and conclusive on all persons.

(b)                                 “Award” means a Stock Award or a Performance Cash Award.

(c)                                  “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(f)                                   “Change in Control” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)                                there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)                            the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv)                             there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)                                 individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant (validly executed by an authorized Executive Officer of the Company or such Affiliate) shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(g)                                 “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(h)                                 “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(i)                                    “Common Stock” means the common stock of the Company.

(j)                                    “Company” means Isis Pharmaceuticals, Inc., a Delaware corporation.

(k)                                 “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services.  However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(l)                                    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate.  To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors.  Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(m)                             “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)                                a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii)                            a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)                             a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n)                                 “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(o)                                 “Director” means a member of the Board.

(p)                                 “Disability” means, with respect to a Participant,  the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(q)                                 “Effective Date” has the meaning set forth in Section 11 of the Plan.

(r)                                  “Employee” means any person employed by the Company or an Affiliate.  However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(s)                                   “Entity” means a corporation, partnership, limited liability company or other entity.

(t)                                    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(u)                                 “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(v)                                 “Executive Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(w)                               “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)                                    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)                                Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)                            In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x)                                 “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(y)                                 “Option” means a stock option granted pursuant to Section 5 of the Plan to purchase shares of Common Stock granted pursuant to the Plan.

(z)                                  “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(aa)                          “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(bb)                          “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(cc)                            “Own,” “Owned,” “Owner,” “Ownership”  A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(dd)                          “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ee)                            “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ff)                              “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period.  The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes (including, but not limited to development and regulatory milestones); (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(gg)                          “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria.  Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.  Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; and (6) to exclude accounting expenses relating to share-based compensation.

(hh)                          “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award.  Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ii)                                “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(jj)                                “Plan” means this Isis Pharmaceuticals, Inc. 2011 Equity Incentive Plan.

(kk)                          “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ll)                                “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant.  Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(mm)                  “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(nn)                          “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant.  Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(oo)                          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(pp)                          “Securities Act” means the Securities Act of 1933, as amended.

(qq)                          “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(rr)                            “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant.  Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(ss)                              “Stock Award” means any right to receive Common Stock granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, or a Performance Stock Award.

(tt)                                “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant.  Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(uu)                          “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

0000178426_1 R1.0.0.51160 ISIS PHARMACEUTICALS, INC. 2855 GAZELLE COURT CARLSBAD, CA 92010 ATTN: LINDA L. POWELL VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following nominees to be elected For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. for a term expiring 2016: 1. Election of Directors Nominees 01 Stanley T. Crooke 02 Joseph Klein, III 0 0 0 The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 Approve an amendment to the Isis Pharmaceuticals, Inc. 2011 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the 2011 Equity Incentive Plan by 3,500,000 shares to an aggregate of 5,500,000 shares. 3 To approve, by non-binding vote, executive compensation. 4 Ratify the Audit Committee's selection of Ernst & Young LLP as independent auditors for the 2013 fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0 0 0 0 0 0 0 0 0 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0000178426_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com . ISIS PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 25, 2013 2:00 PM This proxy is solicited on behalf of the Board of Directors of ISIS Pharmaceuticals, Inc. The undersigned hereby appoints B. Lynne Parshall and Stanley T. Crooke, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Isis Pharmaceuticals, Inc. Common Stock which the udnersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 25, 2013 or any adjournment thereof with all powers which the undersigned would possess if present at the Meeting. This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made but the card is signed, this proxy will be voted for the election of the nominees under Proposal 1, FOR Proposal 2, FOR Proposal 3 and 4 and in the discretion of the proxies with respect to such other business as may properly come before the meeting. Continued and to be signed on reverse side